                                                                    EXHIBIT 10.9

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


                             PROCUREMENT AGREEMENT

                                    BETWEEN

                       QWEST COMMUNICATIONS CORPORATION

                                      AND

                              CORVIS CORPORATION

                              DATED JUNE 5, 2000

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               Exchange Commission. Asterisks denote omissions.


                              TABLE OF CONTENTS

RECITAL.....................................................................  1
ARTICLE 1.  VOLUME DEPLOYMENT; QUANTITIES AND DELIVERY SCHEDULES............  4
ARTICLE 2.  QWEST TESTING; PRODUCT DISCONTINUATION..........................  9
ARTICLE 3.  PRICING, INVOICING, PAYMENT AND OTHER FINANCIAL TERMS........... 11
ARTICLE 4.  TERM............................................................ 13
ARTICLE 5.  DOCUMENTATION AND REPORTS....................................... 13
ARTICLE 6.  DELIVERY AND INSTALLATION....................................... 13
ARTICLE 7.  FORCE MAJEURE................................................... 16
ARTICLE 8.  TRAINING........................................................ 17
ARTICLE 9.  SOFTWARE LICENSE................................................ 17
ARTICLE 10. SOFTWARE CHANGES................................................ 20
ARTICLE 11. PRODUCT CHANGES................................................. 22
ARTICLE 12. PROPRIETARY INFORMATION......................................... 24
ARTICLE 13. WARRANTIES, AND WARRANTY EXCLUSIONS AND LIMITATIONS............. 26
ARTICLE 14. REPRESENTATIONS AND OTHER WARRANTIES............................ 28
ARTICLE 15. REMEDIES AND LIMITATIONS........................................ 29
ARTICLE 16. SUPPORT AND OTHER SERVICES...................................... 30
ARTICLE 17. INSURANCE....................................................... 31
ARTICLE 18. INDEMNIFICATION................................................. 32
ARTICLE 19. PATENT, COPYRIGHT AND TRADE SECRET.............................. 32
ARTICLE 20. TERMINATION..................................................... 34
ARTICLE 21. DISPUTE RESOLUTION.............................................. 35
ARTICLE 22. NOTICE AND REPRESENTATIVES OF THE PARTIES....................... 35
ARTICLE 23. GENERAL......................................................... 36
ARTICLE 24. INCORPORATION OF DOCUMENTS...................................... 39
ARTICLE 25. DEFINITIONS..................................................... 39
ARTICLE 26. ENTIRE AGREEMENT................................................ 43

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


                             PROCUREMENT AGREEMENT
        BETWEEN QWEST COMMUNICATIONS CORPORATION  AND CORVIS CORPORATION

     This procurement agreement for certain optical networking hardware and software products, and the installation, integration and support of said products is made and entered into by and between Corvis Corporation ("Corvis"),
                                                                      ------
a Delaware corporation, with a place of business at 7015 Albert Einstein Drive, Columbia, MD 21046-9400, and Qwest Communications Corporation, a Delaware corporation, having its principal offices and place of business at 555 Seventeenth Street, Suite 1000, Denver, Colorado 80202 ("Qwest") (Corvis and
                                                         -----
Qwest each being referred to herein as a "Party" and collectively as the
                                          -----
"Parties").
--------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants hereinafter expressed, the Parties hereto agree as follows:

DEFINITIONS: Defined terms and definitions are set forth in Article 25 of this Agreement.

ARTICLE 1.  VOLUME DEPLOYMENT; QUANTITIES AND DELIVERY SCHEDULES.


1.1 Initial Deployment. Subject to the adjustments provided in Section 1.2, Qwest will purchase from Corvis and deploy Corvis Equipment, Software and Services in quantities and in configurations priced at U.S.$150,000,000 (the "Minimum Deployment Commitment"), U.S. $50,000,000 of which (the "Initial
------------------------------                                    -------
Deployment Commitment") must be purchased within twelve (12) months after the
---------------------
Commencement Date (as defined below). in each case based on the prices and license fees set forth in the Price List. For purposes of the preceding sentence, Qwest will be deemed to have purchased a Product if Qwest has ordered the Product for delivery no later than [*] after the applicable Deployment Commitment period. [*] The term "Commencement Date" means the date that the
                                 -----------------
Products meet the Technical Requirements described in Attachment 1.1, which shall occur no later than the dates set forth therein and grace periods, if any.

1.2 Minimum Deployment Commitment Adjustments. The Minimum Deployment Commitment and Initial Deployment Commitment shall be subject to adjustment to the extent provided in, including the adjustments set forth below.

If one of the following events occur, the Minimum Deployment Commitment and the Initial Deployment Commitment obligations hereunder shall terminate (i.e., resulting in a Minimum Deployment Commitment and an Initial Deployment Commitment of zero dollars ($0.00)):

          (i) the OC-192 Product has failed to meet any Technical Requirement set forth in Attachment 1.1 or the expected test results set forth in Attachment 1.2 in any material respect by the OC-192 Deadline Date (as defined below);

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               Exchange Commission. Asterisks denote omissions.


          (ii) (A) a third party competitor of Corvis provides Qwest with a firm offer to provide OC-192 product that meets or exceeds the specifications of the OC-192 Product, as demonstrated by the current commercial use of the competitor's product or Qwest's successful lab testing of such product (as confirmed in writing by Qwest to Corvis), on terms and conditions comparable to those contained herein, and at prices more than [*] percent ([*]%) less than the pricing set forth in the Price List [*], and (B) Corvis does not adjust its proposed pricing to fall below the [*]% threshold set forth in (A) above; and (C) Qwest promptly thereafter orders and actually purchases such products from such third party or another third party that meets the requirements of this clause (ii). Qwest may only elect to terminate its Minimum Deployment Commitment pursuant to this clause (ii) either within the first [*] days after the Commencement Date, or within the first [*] days after the [*] of the Commencement Date. If Qwest does not exercise such termination right within the first [*] days after the Commencement Date, Qwest will remain obligated to purchase the Initial Deployment Commitment, even if Qwest exercises its termination right during the [*] days after the [*] of the Commencement Date;

          (iii) Corvis will use commercially reasonable efforts to complete development of the OC-192 Product within [*], and will keep Qwest informed of its progress from time to time. Corvis commits to completing development of the OC-192 Product by the end of [*], provided that if Corvis is unable to meet such date, Corvis will have a [*] day cure period to complete such development (the end of such [*] cure period is [*] and is referred to herein as the "OC-192 Deadline Date"). If Corvis
                                            --------------------
                 does not have an OC-192 Product which conforms to the Technical Requirements on or before the OC-192 Deadline Date, Qwest may terminate this Agreement without liability on the part of Qwest and its Affiliates to Corvis, except with respect to Purchase Orders that Corvis has already issued.

          (iv) If Corvis rejects a Purchase Order that meets the requirements of Section 1.4 or if Corvis does not deliver a Product within the applicable delivery timeframes set forth in Section 1.4 for such Product pursuant to a Purchase Order issued and accepted in accordance with Section 1.8, Qwest may [*]cancel that portion of the Purchase Order that relates to any such Product not delivered within the delivery timeframes set forth in
                 Section 1.4(b) and have the price applicable to such undelivered portion of such Purchase Order count toward the Minimum Deployment Commitment and, if applicable, the Initial Deployment Commitment. This Section 1.2(b) shall not apply to any failure to meet Corvis delivery

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               Exchange Commission. Asterisks denote omissions.


                 obligations due to fault of Qwest or due to events of Force Majeure impairing Qwest's ability to fulfill its obligations. In addition, in the case of a Force Majeure event that prevents Corvis from fulfilling its obligations, Qwest's right to terminate the Purchase Order under this Section 1.2 (b) will arise only after the [*] day period described in Article 7.

1.3  Incomplete Initial Deployment.  If Qwest fails to purchase, as provided in
Section 1.1, a total dollar value of Corvis Equipment, Software and/or Services equal to or exceeding the Initial Deployment Commitment within the [*] period after the Commencement Date, or the Minimum Deployment Commitment within the [*] period after the Commencement Date, then Corvis may then invoice Qwest for an amount equal to [*] percent ([*]%) of purchase price and license fees for such Corvis Equipment, Software and/or Services Qwest failed to buy pursuant to
Section 1.1 (the "Initial Deployment Shortfall") and Qwest will pay such invoice
                  ----------------------------
within [*] days after receipt. If Qwest submits Purchase Orders for at least the amount of the Initial Deployment Shortfall within such [*] payment period for delivery of such Equipment and Software within [*], Qwest will receive a credit for the full amount of the payment made for the Initial Deployment Shortfall. If Qwest fails to submit such Purchase Orders and pays invoices for Corvis Equipment, Software and/or Services it failed to purchase or license, Qwest will receive an [*]% credit for such paid amounts if it purchases or licenses such Corvis Equipment, Software and/or Services (beyond the amount it is otherwise obligated to purchase during the remainder of the Initial Term, in the case of an Initial Deployment Shortfall) within [*] after the date it was originally obligated to purchase such Equipment and Services or license such Software.

1.4 (a) Forecasts. [*] after the Commencement Date, and thereafter by the [*] business day of [*] after the Commencement Date (the [*] hereafter being "[*]"), Qwest will provide to Corvis a [*]-month rolling forecast (the "Rolling Forecast") of deliveries for the [*] period commencing at the
     -----------------
     beginning of the next [*]. The first [*] of each Rolling Forecast (hereinafter "[*]") will include the quantity of each Product, by product code, anticipated to be delivered during [*]. For the remaining [*] of each Rolling Forecast ([*] through [*]), the Rolling Forecast will show the quantity of each Product by product code which Qwest anticipates it will need to be delivered during the specified [*]. Qwest will present no more than one Rolling Forecast each [*]. Rolling Forecasts shall be for planning purposes only and shall not represent Qwest's commitment to purchase any or all of the Products shown in such Rolling Forecasts. For the avoidance of doubt, the term A[*]" means any period including and between the following dates during any calendar year: [*], except where the context requires any [*] to be a portion of a [*].

     (b) Capacity and Lead Times. Corvis agrees to accept all Purchase Orders issued by Qwest under this Agreement, provided that such Purchase Orders conform with the requirements of this Agreement, including the Commitment
                                                                    ----------
     Limitations, as described below.  Corvis shall confirm the Purchase Order
     -----------
     as set forth in Section 1.8, at which point

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               Exchange Commission. Asterisks denote omissions.


     the Purchase Order shall become a binding commitment. Corvis shall be obligated to accept any Purchase Order that includes a [*] lead time and that requires delivery of Product, within such [*] period and which does not exceed the following dollar amounts for the respective [*]: (1) [*] million in the case of [*], spread evenly over such [*] (i.e., delivery of [*] million per [*]); (2) [*] million for each of [*]; and (3) [*] million for each of [*] (such lead and dollar amounts are referred to herein as the "Commitment Limitations"). The [*] lead time referred to above may be satisfied either by Qwest's submission of a Purchase Order or by Qwest's submission of a binding commitment letter, reasonably acceptable to Corvis, describing the Product to be purchased and the approximate delivery dates, and confirming Qwest's agreement to submit within [*] days a Purchase Order containing the detailed configuration, delivery locations, and specific delivery dates for each ordered Product. The parties shall mutually agree upon installation timeframes on a per Purchase Order basis. Corvis shall be entitled to a cure period of [*] days after the delivery date set forth in such Purchase Order(s) before Corvis will be deemed to be in breach of its delivery obligations hereunder. Corvis will maintain sufficient capacity to process, manufacture, and deliver to Qwest, within the delivery times required by this Section 1.4.

1.5  RESERVED

1.6 Corvis shall ship all Products ordered pursuant to this Agreement, [*]. The method of shipment shall be consistent with the nature of the Products and hazards of transportation. Risk of loss for all Products ordered in accordance with this Agreement shall pass to Qwest upon [*]. After delivery, the risk of loss or damage shall be borne by Qwest, except loss or damage caused by Corvis' willful misconduct or negligence. Title to Equipment will pass to Qwest upon [*]. Corvis will pack the Products purchased hereunder for transport in accordance with its commercial standards and will deliver the Products to a carrier of the mode of transportation selected by Corvis unless otherwise mutually agreed upon in writing by the Parties. Qwest shall pay the shipping and insurance costs for the Products. Corvis shall include the shipping costs separately on the invoice for the Product [*]. The preceding provisions of this clause are valid for deliveries in [*]. All deliveries outside the aforementioned areas will be mutually agreed upon on a case-by-case basis.

1.7 Qwest will have the right to alter the destination site at least [*] prior to Corvis' scheduled shipment date for Products, without cost or expense to Qwest, by timely transmitting notice to Corvis of the new Specified Site(s). [*].

1.8 Corvis will execute and deliver to Qwest an order confirmation within [*] after Corvis' acknowledgement of receipt of each Purchase Order, except that Corvis may reject any Purchase Order that exceeds the Commitment Limitations. Corvis is obligated to accept a Purchase Order that does not exceed the Commitment Limitations and otherwise complies with the requirements of this Agreement. Provided Corvis has acknowledged receipt of a Purchase Order that falls

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               Exchange Commission. Asterisks denote omissions.


within the Commitment Limitations, [*]. If the order exceeds the Commitment Limitations, Corvis will indicate to what extent it will commit to delivery of the excess amount. The order acknowledgement shall not contain any terms, conditions or changes other than as set forth in the preceding sentence.

1.9 Any maintenance response or resolution service levels in this Agreement are [*]. The required quantity and locations of the Kits may change with installation requirements and changes in the topology of Qwest's network.

1.10 Corvis will provide Qwest with a laboratory system ("Laboratory System")
                                                          -----------------
comprised of Equipment specified by Corvis, provided that such laboratory system will be limited to transport Products consistent with those of laboratory systems provided by Corvis [*]. Such Laboratory System will be owned by Corvis, [*]. Qwest may, during the term of this Agreement, use the Laboratory System solely for its internal use and benefit for any purpose other than use in the Qwest network to produce revenue or carry commercial traffic. Qwest's use of such Laboratory System will be subject to all of the terms and conditions of this Agreement, including the license provisions in Article 9 and to the confidentiality provisions in Article 12.

1.11 If Corvis fails to deliver to Qwest [*] on or prior to the delivery date for such [*] as mutually agreed upon by the parties pursuant to a Purchase Order issued and confirmed in accordance with Section 1.8, and Corvis does not cure such failure within [*] thereafter, then, as Qwest's sole and exclusive remedy, Qwest may reduce the Minimum Deployment Commitment by the dollar value of the [*] ordered under such Purchase Order [*]. This Section 1.11 shall not apply to any failure to meet Corvis' delivery obligations due to fault of Qwest or due to events of Force Majeure impairing Qwest's ability to fulfill its obligations.
In addition, in the case of a Force Majeure event that prevents Corvis from fulfilling its obligations, Qwest's right to terminate the Purchase Order under this Section 1.11 will arise only after the [*] period described in Article 7.

1.12 [*]

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               Exchange Commission. Asterisks denote omissions.


1.13 The terms and conditions of this Agreement shall apply to Qwest's purchase of Products and Services for use anywhere in the world, subject to export control restrictions; however, to the extent Qwest elects to purchase Products to be used, or Services to be provided, outside of [*] or the United States (collectively "North America") [*] countries, such purchases may be subject to supplementary or revised provisions relating to [*], product delivery lead time, performance commitments, tax, export compliance, local law requirements, and other provisions applicable to the destination country, which supplementary or revised provisions shall be negotiated in good faith by the Parties and memorialized in writing. All purchases made for use outside of North America [*] shall apply toward the Initial Deployment Commitment and the Minimum Deployment Commitment).

ARTICLE 2.  QWEST TESTING AND ACCEPTANCE; PRODUCT DISCONTINUATION.

2.1 Qwest will have the right to test a Product for a period of [*] (or, in the case of Products comprising [*] to be installed by Corvis, a period of [*] provides written notice that [*] is ready for Turn-Over) to confirm that the Product(s) is(are) Operative and that there are no Nonconformities ("Acceptance
                                                                     ----------
Period").
------

2.2  "Acceptance" for any [*] Product, as the case may be, shall be deemed to
      ----------
occur upon the earlier of (i) the expiration of the applicable Acceptance Period in the case of [*], or the review period set forth in Section 2.7 in the case of Products, unless Qwest notifies Corvis within such Acceptance Period or review period of any Nonconformities in such [*] Product, (ii) the date Qwest provides to Corvis notice of acceptance of such [*] Product, or (iii) the date Qwest uses such [*] Product to carry commercial traffic or otherwise in its commercial operations. Qwest will provide to Corvis written confirmation of Acceptance within [*] days after Qwest's Acceptance or, in the case of a deemed acceptance by Qwest, with [*] days after Qwest's receipt of a request from Corvis for such confirmation.

2.3 If, prior to the expiration of the Acceptance Period, Qwest in good faith determines that the Product(s) included under a Purchase Order as part of [*] fails to successfully pass the acceptance tests due to Nonconformities, Qwest will (i) promptly notify Corvis in writing of such failure, and (ii) specify in reasonable detail the nature and extent of such Nonconformities. Upon receipt of such notice of Nonconformities in such Product(s), Corvis will, at its [*] option, use its commercially reasonable efforts to modify, repair, adjust or replace the Product(s) within [*] after receipt of Qwest's notice of such Nonconformities and shall provide Qwest with written notice of the completion of such modification, repair, adjustment or replacement. The Acceptance Period will be restarted for a [*] period upon Qwest's receipt of written notice from Corvis of Corvis' completion of such modification, repair, adjustment or replacement. If, at the end of the second Acceptance Period and an additional [*] day cure period, such Product(s) still does not pass the acceptance tests due to Nonconformities, then, Qwest may, at its sole option

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               Exchange Commission. Asterisks denote omissions.


[*], [*] reject such Product(s) without a further cure period and terminate the applicable Purchase Order upon written notice to Corvis, without either Party (including Qwest Affiliates) having any liability under such Purchase and reduce the remaining Minimum Deployment Commitment by the amount ordered pursuant to such Purchase Order [*].

2.4 In addition to Qwest's rights set forth in Section 2.3 above, if Qwest rightfully rejects any Products pursuant to Section 2.3, Qwest may return to Corvis such Products, [*], and upon receipt of such Products, Corvis shall repay to Qwest the amounts previously paid to Corvis by Qwest for such Products.

2.5 Corvis will notify Qwest promptly upon learning of any material defects in any of the Products.

2.6 (a) Corvis will support all Product(s) for its expected useful life, as set forth in Attachment 2.6 ("Product Life"), subject to the support
                                   ------------
     limitations for Software contained in Attachment 8.1.

     (b) If Corvis discontinues manufacture and/or support of the Equipment (including firmware), Corvis will at Qwest's request, to the extent of Corvis' legal rights to do so, without obligation or charge to Qwest deliver to Qwest all of the technical information owned and possessed by Corvis relating to the manufacture and/or support of the Product, in the form being used in Corvis' factories in its day-to-day operations of manufacture, or arrange for the replacement and repair spare parts for the Product to Qwest's reasonable satisfaction. Qwest may use such technical information only to manufacture, have manufactured, obtain such spare parts from other sources in connection with the Product and System Software obtained from Corvis and owned and operated or licensed by Qwest. Title to Corvis' technical information and intellectual property rights will remain with Corvis. In the event of such decision to discontinue manufacture or support of the Product(s) without providing a Product replacement that meets or exceeds the Technical Requirements and is at least equally compatible with Qwest's network components as the replaced Product, Qwest may reduce the Minimum Deployment Commitment, if any, remaining at the time such decision is made to [*].

2.7 Inspection and Rejection. In the case of Products which are not delivered as part of [*] under a Purchase Order, Qwest shall have the right to inspect and reject Product(s) for a Nonconformity or error in shipment for a period of [*] days from physical delivery to Qwest.

ARTICLE 3.  PRICING, INVOICING, PAYMENT AND OTHER FINANCIAL TERMS.

3.1  Corvis will provide Qwest with a price list ("Price List") for Products and
                                                   ----------
Services, including the right to use fee (the "Right to Use Fee") for the Equipment and/or Software and intellectual property associated with Corvis Equipment, maintenance, and Spare Kits, on or

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               Exchange Commission. Asterisks denote omissions.


before the Commencement Date. Such Price List shall be attached to this Agreement as Attachment 3.1. [*].

3.2 The prices in this Agreement do not include any federal, state or local sales, use, excise or similar taxes, however designated, which may be levied or assessed on the Products or Services provided hereunder, and any personal property taxes levied or assessed on Products which has been delivered but as to which title has not passed to Qwest. With respect to such taxes, Qwest will either furnish Corvis with an appropriate exemption certificate applicable thereto, or pay to Corvis, such amounts as Corvis may by law be required to collect or pay.

3.3  Payment terms are set forth as follows:

     (a) For Products provided hereunder that are purchased as part of an initial deployment of [*], (i) Qwest will remit payment to Corvis for [*] ([*]%) of the correctly invoiced amounts for such Products within [*] after receipt of the invoice, which will be issued [*] to Qwest; and Qwest will remit payment to Corvis for the remaining [*] percent ([*]%) of the correctly invoiced amounts for such Products within [*] after Turn-Over, subject to Acceptance of such Products pursuant to Article 2. For Products that are not purchased as part of an initial deployment of [*], Corvis will invoice Qwest the full amount upon delivery and Qwest will remit payment of the full amount to Corvis within [*] days after its receipt of invoice unless the Product has been rejected in accordance with 2.7 (Inspection).

     (b) For Services performed hereunder, unless otherwise specified herein, Qwest will remit payment to Corvis for correctly invoiced amounts within [*] days after the receipt of the invoice, which will be issued upon the completion of Services, unless otherwise agreed in writing by the parties. [*].

     (c) Qwest will not be required to pay charges for Products or Services that are rightfully disputed [*].

     (d) Notwithstanding the foregoing, amounts reasonably and in good faith disputed by Qwest will not be due and payable, provided that Qwest: (i) pays all undisputed charges on or before the applicable due date; (ii) presents to Corvis a written statement of any billing discrepancies in reasonable detail as soon as reasonably practicable; and (iii) negotiates in good faith with Corvis for the purpose of resolving such dispute within a [*] period after Qwest's presentation to Corvis of notice of such billing discrepancies. In the event that such dispute is resolved in favor of Corvis, Qwest agrees to pay Corvis the disputed amounts [*] within [*] days of such resolution. To the extent any portion of the disputed amount is by mutual agreement resolved in favor of Qwest, Qwest will not be obligated to pay such
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     portion of the disputed charges [*]. If Corvis has responded to Qwest's dispute in writing and the parties fail to mutually resolve or settle the dispute within such [*] period, upon notice to Qwest, all disputed amounts will become due and payable, unless (1) Corvis has agreed in writing to extend such period or (2) the payment dispute is then the subject of an arbitration proceeding or litigation.. [*].

(e) In addition to and without limiting any of Corvis' rights or remedies hereunder, Corvis will be entitled to suspend its provision of new Products and Services if Qwest fails to pay any material amount, including any disputed amount, unless the amount relates only to Products or Services previously performed or delivered and is then the subject of a mediation, arbitration, litigation, or other formal proceeding. Corvis will provide Qwest with at least [*] advance notice of its intention to elect such suspension. Provision of Products and Services shall re-commence upon payment of such amounts, unless this Agreement has been terminated in the interim

3.4 In the event Corvis fails to receive payment from Qwest as required herein, Qwest will have [*] to cure such non-payment after its receipt of notice of non-payment from Corvis. [*]

3.5  Invoicing instructions will be as follows:

     Original Invoice Sent To:          One Copy of Invoice Sent To:
     555 17/th/ St.                     1670 Broadway, Suite 3200
     Denver, CO 80202                   Denver, CO 80202
     Attn:  Accounts Payable            Attn: Director, Material and Capital
                                              Program Management

3.6 Any Services performed for, or Products purchased by Qwest or any Qwest Affiliate pursuant to the terms and conditions of this Agreement shall accrue to the benefit of Qwest and its Affiliates for the purpose of determining pricing hereunder and shall be counted against the Minimum Deployment Commitment and the Initial Deployment Commitment.

ARTICLE 4.  TERM; SCOPE.

4.1 Subject to the terms and conditions of this Agreement, the initial term of this Agreement will be from the Effective Date and continue thereafter for a period of two (2) years from the Commencement Date ("Initial Term"). [*]
                                                     ------------

                                       9
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The Initial Term in combination with any extensions is also referred to in this
Agreement as the "Term".

4.2 Any Qwest Affiliate (other than a competitor of Corvis) may issue a Purchase Order under this Agreement, provided that Qwest will be [*], and provided further that the Qwest Affiliate executes an agreement in the form of Attachment
4.2 whereby such Affiliate confirms in writing its agreement to be bound by all provisions of this Agreement applicable to Qwest's rights and responsibilities hereunder.

ARTICLE 5.  DOCUMENTATION.

Corvis will provide to Qwest, [*] paper copies of the Documentation and, if available, one (1) electronic copy of the Documentation on CD-ROM, necessary to operate and maintain the Products provided hereunder for each Specified Site at which such Product is installed. Corvis will provide Qwest with (a) updates to the Documentation, as such updates are made generally available, and (b) new and/or revised data incorporating any changes to the Products which affect Form, Fit, or Function, [*]. Such Documentation may be reproduced by Qwest for its internal use, provided that any copyright notice of such Documentation is copied as well. Such Documentation will be used solely for Qwest's internal use only on a need-to-know and need-to-use basis. Updates to Documentation shall be provided [*] during the Warranty Period and the Maintenance Period.

ARTICLE 6.  DELIVERY AND INSTALLATION; PERSONNEL; CHANGE ORDERS.

6.1 Corvis will mark each shipment to Qwest with Corvis' name, the Purchase Order number, and the identity and quantity of Product. Final destination, interim staging area or any special shipping instructions and any applicable charge will be specified on each Purchase Order.

6.2  [*]

6.3 Corvis will perform installation services for the Products at the rates and on the terms and conditions agreed to by the parties. The provisions of Attachment 6.3 will apply to engineering, installation, turn-up and testing services provided by Corvis pursuant to this Agreement.

6.4 Each Party will be responsible for providing all qualified personnel necessary to fulfill its obligations pursuant to this Agreement.

6.5 Corvis shall provide Qwest with the name and office address of the [*] Corvis managers which are to be providing or which Corvis reasonably anticipates to be providing Services at a Qwest site prior to the date on which each of the respective named Corvis managers are

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scheduled, by Corvis, to commence providing Services, together with a brief description of, and an anticipated schedule for the Services each of the named Corvis manager is to be providing.

6.6 Corvis personnel shall be granted reasonable access to Qwest sites as necessary for Corvis to perform its obligations pursuant to this Agreement, subject to said personnel's compliance with all reasonable site and security regulations specified by Qwest and provided to Corvis in advance. Corvis will limit access to Confidential Information to those Corvis personnel who have agreed to confidentiality obligations consistent with those in Article 12.

6.7 Qwest shall not unreasonably withhold or delay consent to any Corvis personnel named by Corvis pursuant to this Section to be involved in any effort under this Agreement.

6.8  [*].

6.9 Except in connection with sickness, death, vacation, promotion, cessation of employment or engagement by Corvis or any other events outside of reasonable Corvis' control, or where Corvis determines in good faith that there exists a need to [*] to improve Corvis' ability to perform its obligations hereunder, Corvis shall use its commercially reasonable efforts to not [*] from the provision of Services to Qwest after the Commencement Date [*].

6.10 [*]

6.11 Meetings. Within [*] days of the Commencement Date, the parties will mutually determine appropriate intervals for periodic meetings to be held between representatives of Qwest and Corvis. These meetings may include the following:

     (a)  A [*] meeting between the respective project management teams;

     (b) A [*] management meeting to review Corvis' progress under open Purchase Orders, project schedules, financial and administrative matters and such other matters as appropriate; and

     (c) A [*] executive review meeting to review relevant contract and performance issues.

Each Party's Program Manager or individual designated by the Program Manager will attend each meeting.

6.12 [*]

6.13 [*]

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               Exchange Commission. Asterisks denote omissions.


6.14 If Qwest finds there is a need to request that Corvis perform services or provide products beyond the scope of this Agreement, then (i) Qwest shall submit a proposed amendment to this Agreement in writing and (ii) Corvis may, but shall not be obligated to, evaluate the impact of the proposed change considering cost, schedule and performance as well as any impact on the delivery of Products and Services to be provided hereunder and respond by providing Qwest with a formal proposal. If Corvis elects to provide such proposal, the parties may then commence to negotiate the proposed amendment or incorporate Corvis' proposal by written agreement as an amendment to this Agreement.

6.15 If Corvis finds that there is a need for it to perform services or provide products beyond the scope of this Agreement, then Corvis shall submit a proposal detailing the proposed amendment in writing and evaluating the impact of the proposed amendment on cost, schedule and performance as well as any on the delivery of Products and Services to be provided hereunder. The parties may then further negotiate the proposed amendment or incorporate Corvis' proposal by written agreement as an amendment to this Agreement.

6.16 Any changes to the terms and conditions of this Agreement including the attachments attached hereto, except as expressly provided otherwise herein, shall be by a written amendment to this Agreement executed by both parties. No proposed such amendment or change shall be effective upon in writing and signed by each Party.

ARTICLE 7.  FORCE MAJEURE

7.1 Except as otherwise provided herein, neither Corvis nor Qwest will be liable to the other for any delay in performing in accordance with this Agreement if such delay arises out of an Act of God including fire, flood, earthquake, explosion, casualty, or accident, or out of war, riot, civil commotion, labor dispute, the requirement of any governmental agency or instrumentality, industry-wide shortages of raw materials or transportation facilities, or any other cause beyond the control of the Party claiming force majeure.

7.2 The Party asserting that an event of force majeure has occurred will send the other Party prompt notice thereof setting forth a description of the event of force majeure, an estimate of its effect upon the Party's ability to perform its obligations under this Agreement and the duration or expected duration thereof.

7.3 The Party asserting that an event of force majeure has occurred will be excused, on a day-to-day basis, from the performance of its obligations under this Agreement to the extent prevented or delayed by such event (and the other Party likewise will be excused, on a day-to-day basis, from the performance of its obligations under this Agreement to the extent such Party's obligations related to the obligations are so prevented or delayed); provided, however, that the Party asserting the occurrence of a force majeure event will use diligent efforts to avoid or remove such force majeure event. Notwithstanding the preceding provisions included in this

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               Exchange Commission. Asterisks denote omissions.


Article 1 to the contrary, if Corvis is unable to deliver or perform any Product or Service by the date required under the terms of this Agreement for longer than [*] calendar days because of a force majeure event, Qwest may, at its option, by written notice given during the postponement or extension, terminate [*] after the effective date of termination without liability on the part of either Party or any of its Affiliates for that termination.

ARTICLE 8.  TRAINING.

8.1 Upon the Commencement Date, Corvis shall make available to Qwest [*] seats to Corvis training programs [*]. The term "seat" means one day of training for one Qwest personnel. In addition, Qwest shall be entitled to [*] additional seats to Corvis training programs for each [*] in Products or Services purchased or licensed from Corvis. All such training seats shall expire if not used within [*] after the end of the Initial Term. In any event, Corvis will provide, upon Qwest's request and at the time or times required by Qwest during the Term of this Agreement, training classes and training materials for Qwest personnel. Training will take place at the Corvis facilities in Columbia, MD [*]. The training programs necessary for full installation, operation and maintenance of the Corvis Products are summarized in Attachment 8.1, which will be subject to change by Corvis from time to time to reflect updates to the training methodology and courses. Such training will be kept current to encompass the latest Licensed Software and Equipment, or any other Software revision level and/or Equipment revision level directed by Qwest. Subject to the foregoing, course content and material will be designed and agreed to by mutual consent. Qwest will have the right to copy Corvis' training materials for its internal use provided that any copyright notice included in such material is copied as well. Courses will be limited to a maximum of [*] attendees in each course session. Training programs in excess of the training seats provided above will be charged at a rate of U.S.$[*] per person-day of training. In all cases, Qwest is obligated to pay for all travel and lodging of Qwest personnel.

8.2 Corvis will certify attendees upon successful completion of the course. Such course content and materials may be tailored or customized by Qwest for its internal use only.

ARTICLE 9.  SOFTWARE LICENSE.

9.1 Upon delivery of the Software, Corvis grants to Qwest a perpetual (except as provided in this Agreement), irrevocable (except as provided in this Agreement), personal, nontransferable (except as provided in this Agreement), and nonexclusive license (or, with respect to the Third Party Software, a sublicense) to use anywhere in [*] such Software and its related Documentation provided pursuant to the terms and subject to the conditions of this Agreement. Use of the Software is restricted to the specified number of Network Elements or the designated equipment, as applicable ("Designated Equipment") set forth on
                                          --------------------
Qwest's Purchase Order(s). If any Designated Equipment becomes inoperative, Qwest will have the right to use

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               Exchange Commission. Asterisks denote omissions.


the Software on comparable backup equipment until such Designated Equipment is restored to operable status. The license grants Qwest no right to and Qwest will not sublicense such Software, or modify, decompile or disassemble Software furnished as object code to generate corresponding Source Code. Qwest and its customers will be entitled to modify only the user-controlled features of the Software as provided for in the related Documentation. With respect to any Third Party Software, in addition to the terms and conditions herein, Qwest will abide by the applicable terms and conditions for such Third Party Software, provided that Corvis has provided Qwest with a copy of such terms and conditions. Attachment 9.1 lists the Third Party Software licenses that are applicable as of the date of this Agreement. Corvis shall update such Attachment 9.1 within [*] of incorporation of Third Party Software into Products or otherwise offered by Corvis.

9.2 The CEM Software provided for use on Sun Workstations may only be used on such workstation if such Software is the only software running on such workstation and access to such workstation is password protected.

9.3 All Software (whether or not part of firmware) and its related documentation furnished by Corvis, and all copies thereof made by Qwest, including translations, compilations, and partial copies, are and will remain the exclusive property of Corvis and its licensors. However, any Qwest specific configuration, application, or arrangement of the Software and its systems into networks, as well as any output from the normal use of the Software, shall remain Confidential Information Qwest, and Qwest shall retain ownership of its data and any products developed by Qwest; [*]. Additionally, Qwest shall retain sole and exclusive ownership of Qwest data which is incorporated in products derived or produced by Qwest's normal use of the Software. Finally, nothing in this Agreement shall be deemed to prohibit either party from using any ideas or information that is not Proprietary Information of the other party or its licensors.

Qwest will not, without Corvis' prior written consent, disclose, provide access to, or otherwise make available, in whole or in part, any Software or related documentation including any description of the [*] sections of the Software to anyone, except to its employees, and those agents and subcontractors that are not competitors of Corvis having a need to know for purposes of operating or maintaining the related Product, and except to its customers to the extent necessary to permit them to utilize customer-controlled features in accordance with the applicable Documentation. Such availability will be limited to only those portions of the Software and its related documentation for which there is a need-to-know for purposes of operating or maintaining the related Product. All such access to the Software shall be granted only through passwords individually assigned to the authorized personnel, with appropriate access level restrictions tied to each password. Qwest shall take all steps reasonably necessary to ensure that the personnel accessing the Software do so only by using that personnel's assigned password, so as to permit Corvis to maintain an accurate automated log of the personnel

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               Exchange Commission. Asterisks denote omissions.


accessing the Software. Qwest will use reasonable efforts to provide Corvis with prompt written notice of any unauthorized use of the Software and its related documentation and reasonably cooperate with Corvis in enforcing Corvis' proprietary rights in the Software and its related documentation. Qwest shall safeguard said Software with the same degree of care and diligence as Qwest affords to its own similar property, but in no event less than reasonable care.

Qwest will not, and will not permit any other person to, copy, duplicate, modify, alter, enhance, revise, summarize or prepare derivative works from any portion of the [*] sections of the Software except to the extent necessary to permit authorized Qwest personnel to utilize customer-controlled features of such Software in accordance with the applicable Documentation. Qwest will not copy Software embodied in firmware or of any other Software or related documentation except as necessary for maintaining archival copies in accordance with Qwest's customary practices. Such archival copies will be stored on systems under password protection, and otherwise in accordance with the same security procedures as Qwest uses to protect its own sensitive and proprietary software, but in any event in a reasonably secure manner. Qwest will reproduce and include any Corvis copyright and proprietary notice on all such necessary copies of the Software and its related documentation. Qwest will take appropriate action, by instruction, agreement, or otherwise, with the persons permitted access to the Software and related documentation to enable Qwest to satisfy its obligations under this Agreement. When the Software and related documentation are no longer needed by Qwest, or if Qwest's license is canceled or terminated, Qwest will return all copies of such Software and related documentation to Corvis or follow written disposition instructions provided by Corvis.

9.4 Qwest may transfer its right to use Software furnished under this Agreement to a Qwest Affiliate or a third party approved by Corvis, which approval shall not be unreasonably withheld, without the payment of an additional right-to-use fee , except for additional fees that would have been applicable to Qwest with respect to usage sensitive factors (e.g., feature pricing based on activation level). Such transfer will be made only to another end user for their own internal use, but not to any competitor of Corvis and only under the following conditions:

     (a) Such Software may be used only in accordance with the license granted in Section 9.1 above.

     (b) The right to use such Software may be transferred only together with the Designated Equipment with which Qwest has a right to use such Software, as long as such transfer of the Designated Equipment is permitted pursuant to Section 12.3, and such right to use the Software will continue to be limited to use with such Designated Equipment;

     (c) Before any such Software may be transferred, Qwest will notify Corvis in writing of such intended transfer and the transferee will have agreed in writing (a copy of which

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 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


     will be provided to Corvis before such transfer) to the terms and conditions of this Agreement and any amendments thereto.

9.5 Subject to Section 9.2, [*] Qwest may physically transfer Software or optional feature packages, for which Qwest has the right to use, from one Qwest-owned workstation computer and relocate them to another Qwest-owned workstation computer, provided that (a) the Product from which the Software has been transferred will cease to be Designated Equipment for such transferred Software and the workstation computer to which the Software has been transferred will thereafter be deemed to be the Designated Equipment, and (b) the Software delivered by Corvis pursuant to a Purchase Order will not be resident at any time on more than the total number of items of Designated Equipment for such Software set forth on the applicable Purchase Order. Qwest will not be required to pay additional right-to-use fees as a result of such relocation, except for additional fees that would have been applicable to Qwest with respect to usage sensitive factors.

9.6 Within [*] days after the Commencement Date, Corvis and Qwest will enter into an escrow agreement, in the form set forth in Attachment 9.6 and acceptable to both parties ("Escrow Agreement"). The escrow agent for the Escrow Agreement
                  ----------------
will be [*] or another escrow agent acceptable to both parties. Corvis will bear the cost of providing Corvis' Source Code to the Escrow Agent. Qwest will pay the Escrow Agent's charges, including any costs associated with testing the Source Code in Escrow or with release of such Source Code. Upon execution of the Escrow Agreement by both parties, Corvis will place in escrow the Source Code version of the Software (excluding Third Party Software). Thereafter, Corvis will supplement the materials in escrow to include upgrades and new releases of the Software (excluding Third Party Software) then in use by Qwest. The Escrow Agreement will provide for the availability of the materials in escrow, subject to the terms and conditions of the Escrow Agreement.

Corvis shall keep and maintain a copy of Software Source Codes and other Documentation relevant to the use and maintenance of the Software licensed hereunder, including without limitation the current release of the Software. In the event the Escrow Agreement expires, terminates or is otherwise not enforceable, and should Corvis at a future date: (i) declare voluntary bankruptcy or be the subject of an involuntary bankruptcy; or (ii) cease supporting the Products including the Software, then Corvis agrees and commits to Qwest that it will promptly and [*] make available all such Software Source Codes and other relevant Corvis proprietary data information which Corvis has a legal right to sublicense, and grant to Qwest a non-exclusive perpetual, irrevocable, worldwide license to use, modify, copy and make derivative such Software Source Code solely for the purpose of supporting and maintaining the Products including Software, for Qwest's and its Affiliates' own internal use in accordance with the terms of this Agreement. Corvis acknowledges that if a trustee in bankruptcy or Corvis as a debtor in possession rejects this Agreement, Qwest may elect to retain its rights under this Subsection as provided in Section 365(n) of Title 11, United States Code (the "Bankruptcy Code").

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 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


ARTICLE 10.  SOFTWARE CHANGES.

10.1 Corvis will furnish to Qwest preliminary planning information and Documentation for new releases of the Software. Such information will be provided [*] to Qwest. New generally available release of the Software constituting a Class B Change may be licensed by Qwest at Corvis' then-current standard license fees, [*], except to the extent such releases are included in the Maintenance and Support Services purchased by Qwest pursuant to the terms of this Agreement.

10.2 Software licensed to Qwest under this Agreement may contain supplemental optional features or enhancements that are separately priced. Qwest agrees not to activate such optional features or enhancements without written authorization from Corvis and Qwest's payment of the appropriate license fees. If, in spite of Qwest's best efforts to comply with this restriction, such features are activated, Qwest will so notify Corvis promptly and pay Corvis the license fees for the activated features. [*]

ARTICLE 11.  PRODUCT CHANGES.

11.1 Prior to shipment, Corvis may at any time make changes in Products or modify the drawings and specifications relating thereto or substitute Products of later design, provided the changes, modifications or substitutions under normal and proper use do not: (i) adversely impact upon Form, Fit or Function of the ordered Equipment; (ii) adversely affect the Product Life as compared to the Product prior to such change or modification, (iii) materially and adversely impact operation or performance of any such changed Product as compared to the Product prior to such change or modification, as determined by Qwest in its reasonable discretion; (iv) make the changed Product less compatible with Qwest's network components as compared to the Product prior to such change or modification; (v) prevent any Product from meeting (though it may exceed) the applicable Technical Requirements; or (vi) materially adversely affect the use, function or performance of the ordered Software, as provided in the Technical Requirements. Unless otherwise agreed by the parties in writing, such Software substitution will not result in any additional charges to Qwest with respect to licenses for which Corvis has quoted fees to Qwest. With respect to changes, modifications, and substitutions that affect the Product as set forth in subsections (i) through (vi) above, Corvis will notify Qwest in writing [*] prior to their effective dates. In the event any such change is not desired by Qwest, Qwest will notify Corvis within [*] from the date of notice and Corvis will not furnish any such changed Products to Qwest on any orders in process at the time Corvis is so notified. In no event will Corvis change the Form, Fit, Function, use or performance of any Product if such change causes the ordered Product not to conform to the Technical Requirements.

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 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


Corvis may discontinue any Product or Software version if Corvis gives Qwest at least [*] notice thereof. In such event, Corvis will provide Qwest with a suggested product replacement which meets or exceeds the Technical Requirements, has substantially the same Form, Fit and Function and is at least equally compatible with Qwest's network components as the discontinued Product it replaces. Qwest will have the right to substitute the replacement product for the Product under this Agreement, at a price to be negotiated by the parties. If Qwest elects not to use the suggested replacement product, Corvis will offer Qwest a [*] period beginning the day of the notice of discontinuance within which Qwest may place orders for the discontinued Product. Qwest may give a last order ("One Time Buy Order") immediately prior to the end
                              ------------------
of the [*] period beginning the day of the notice of discontinuance.  The
One Time /Buy Order is non-cancelable, non-reschedulable and non-returnable, except as otherwise provided in this Agreement, including without limitation Acceptance as set forth in Article 2. Products ordered with the One Time Buy Order will be delivered to Qwest as requested by Qwest but no later than [*] after the notice of discontinuance.

11.2  Class Changes.

      (a) After Corvis Product(s) has been shipped to Qwest, if Corvis issues a Class A Change or Class B Change, or where modification to correct an error in Documentation is to be introduced, Corvis will promptly notify Qwest of such change through Corvis' designated notification procedure ("Change Notification"). Corvis will promptly provide, or cause the
        -------------------
      respective manufacturer to provide, to Qwest any changes comparable to Class A and Class B Changes (to the extent they are made available by manufacturers with respect to Vendor Items sold to Qwest by Corvis); it being understood that the respective manufacturers of the Vendor Items may not provide such changes for the same period of time for which Corvis is obligated to provide Class A and Class B changes.

      (b) Corvis will, [*], furnish the parts and documentation necessary for Qwest to implement such Class A Change if it is issued within the Warranty or Maintenance Periods for the applicable Product.

      (c) In any of the instances above, if Corvis determines that the Equipment or part thereof subject to such change is readily returnable (e.g. plug-in items), Qwest, at its expense, will remove and will return such Equipment or part to Corvis' facility and Corvis, [*], will implement such change at its facility and return such changed Equipment or part to Qwest's designated location. Reinstallation will be performed by Corvis' [*].

      (d) Corvis' undertaking under this Article 11 with respect to Vendor Items is limited to the extent changes comparable to Class A Changes are provided by the respective manufacturers of Vendor Items.

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 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


      (e) If Qwest does not make or permit Corvis to make a Class A Change Notification within [*] after the date of the related Change Notification, subsequent changes, repairs or replacements affected by the failure to make such change may, at Corvis' option, be billed to Qwest whether or not such subsequent change, repair, or replacement is covered under warranty.

      (f) If Corvis or any applicable manufacturer of a Vendor Item issues a Class B Change (or comparable change in the case of such manufacturer) after such Product has been shipped to Qwest, Corvis will promptly notify Qwest of such change if it is being generally offered to Corvis' customers. When a Class B Change is requested by Qwest, billing will be at Corvis' applicable prices or the respective manufacturer's then-current prices to Corvis, as the case may be, [*]. Notwithstanding the above, there will be [*] for any Class B Change (or, in the case of a Vendor Item, a comparable change) if such Change is included in the Maintenance or Support Services then in effect pursuant to the terms of this Agreement.

11.3 Corvis reserves the right to discontinue any product that is a Product under this Agreement if Qwest has not ordered any of that Product for [*]. Corvis will provide a minimum of a minimum of [*] prior notice for Products being discontinued.

11.4 Unless otherwise agreed upon by the Parties in a separate written Agreement, Corvis reserves the right to develop, manufacture and market Products incorporating new features, functionality, or performance characteristics as a result of Qwest's suggestions or input, or [*].

11.5 Corvis shall make available to Qwest sufficient repair and spare parts for each Product furnished under this Agreement to keep such Product Operative for its Product Life. [*]. Corvis, at its option [*], may replace Products for which repair parts are no longer available with functionally equivalent Products provided that such Products meet the Technical Requirements.

ARTICLE 12.  PROPRIETARY INFORMATION.

12.1 Each Party acknowledges the other Party's ownership of trade secrets, proprietary or confidential information, including but not limited to products, planned products, services or planned services, the identity of or information concerning customers or prospective customers, data, financial information, computer software, processes, methods, knowledge, inventions, ideas, marketing promotions, discoveries, current or planned activities, research development or other information relating to the other Party's business activities or operations and those of its customers or subcontractors, as well as the pricing and other terms and conditions of this Agreement (collectively referred to hereinafter as the "Proprietary Information").

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 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


12.2 (a) This Agreement creates a confidential relationship between Qwest and Corvis and, in the course of, negotiating or performing this Agreement, including providing Products pursuant to this Agreement, the disclosing Party may disclose Proprietary Information to the receiving Party. The receiving Party will keep Proprietary Information confidential and, except as directed or authorized in writing, will use Proprietary Information only to provide the Products and services pursuant to this Agreement and will not disclose to any person or entity, directly or indirectly, in whole or in part, any Proprietary Information, information prepared from Proprietary Information, or information that comes into possession by reason of services hereunder. Dissemination of Proprietary Information will be limited to the personnel within the receiving Party's organization with a need to know and solely for the purpose of the performance of duties hereunder. Upon cessation of work hereunder, the receiving Party will return or destroy and certify to the disclosing Party such destruction of all documents, papers and other materials in its control that contain or relate to Proprietary Information. To the extent practicable all Proprietary Information disclosed to the receiving Party will be promptly identified as such [*].

      (b) The receiving Party will protect the Proprietary Information from unauthorized use or disclosure by exercising the same degree of care that it uses with respect to information of its own of a similar nature, but in no event less than reasonable care.

12.3 [*] Qwest may not sell, assign or otherwise transfer any of the Products to a third party other than to: (i) a communications carrier for its own internal use in providing communication services; or (ii) an Affiliate, without the prior written consent of Corvis, which consent will not be unreasonably withheld. [*].

12.4 Notwithstanding anything to the contrary contained herein, no information will be deemed Proprietary Information if the Party receiving such information hereunder or any of its Affiliates ("Receiving Party") can demonstrate that such
                                     ---------------
information: (a) is generally known to the public on the date of disclosure of same or becomes generally known to the public after such date through no breach of this Agreement or any other obligation of confidentiality; (b) was known by the Receiving Party without any obligation to hold it in confidence at the time of disclosure; (c) is received by the Receiving Party after the date of disclosure by the other Party or any of its affiliates ("Disclosing Party") from
                                                         ----------------
a third Party without breach of any obligation of confidentiality and without any obligation of confidentiality binding upon the Receiving Party; (d) is independently developed by the Receiving Party after the date of disclosure by employees without access to Proprietary Information of the Disclosing Party; (e) is approved for release by written authorization of the Disclosing Party, but only to the extent of and subject to such

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               Exchange Commission. Asterisks denote omissions.


conditions as may be imposed in such written authorization; (f) is required by law, rule or regulation, including requirements of the applicable securities exchanges, to be disclosed, but only to the extent and for the purposes of such required disclosure and subject to Section 12.5; or (g) is disclosed in response to a valid order of a court or other governmental body, but only to the extent of and for the purposes of such order and subject to Section 12.5.

12.5 If a Receiving Party is or may be required by law or court order to disclose any Proprietary Information of a Disclosing Party, such Receiving
Party: (a) will provide to such Disclosing Party immediate notice of such possible disclosure; and (b) will permit such Disclosing Party, at its expense, to take all reasonable actions to eliminate such requirement of such disclosure, to limit the scope of same and to obtain protective orders to protect the confidentiality of such Proprietary Information, including, without limitation, filing motions and otherwise making appearances before the court.

12.6 The provisions of this Article 12 will survive any termination or expiration of this Agreement.

12.7 A Party shall not use the other Party's name, logo, trademark(s) or service mark(s) or refer to the other Party directly or indirectly in any advertising, sales presentation to any other person, news release, release to any professional or trade publication or for any other purpose without the other Party's prior written approval.

12.8 Notwithstanding the foregoing, neither Party shall reverse-engineer, decompile or disassemble any hardware or software provided or disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend or other notice of ownership from any originals or copies of Proprietary Information it obtains from the other Party.

ARTICLE 13.  WARRANTIES, AND WARRANTY EXCLUSIONS AND LIMITATIONS.

13.1 Corvis warrants and represents to Qwest, or the applicable Qwest Affiliate that purchases the Products hereunder that (i) for the applicable warranty period set forth in Attachment 13.1 ("Warranty Period") and subject to the
                                      ---------------
support limitations set forth in Attachment 8.1, the Corvis Equipment and Software (as applicable) will be free from defects in material and workmanship and will conform, in all material respects to its specifications, which in the case of the OC-192 Product shall be the Technical Requirements, (ii) upon delivery, the Equipment will be free from all liens and encumbrances, and (iii) Corvis' Services will be performed in a professional and workmanlike manner by competent personnel and in accordance with industry standards. With respect to any Third Party Software or any Equipment furnished by Corvis but neither manufactured by Corvis nor purchased by Corvis pursuant to its procurement specifications (e.g., items such as personal computers and products offered as accessories to the Corvis Products) which are identified as such on the Price List ("Vendor Items"), Corvis does hereby assign to
       ------------

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


Qwest the warranties given to Corvis by its vendor(s) of such Vendor Items to the fullest extent permitted by such warranties.

13.2 With respect to Products repaired or replaced during the applicable Warranty Period, Corvis warrants, for a period equal to the greater of (i) the remaining unexpired portion of such Warranty Period, or (ii) [*] from the date the repair is effected, in the case of Products repaired at the Installation Site, and from the date a replacement is shipped to Qwest, in the case of defective Products that are replaced, that such Products will satisfy and perform in accordance with the warranty set forth in clause (i) in Section 13.1, throughout such time period.

13.3 Corvis may use either new or remanufactured, reconditioned or refurbished Equipment or parts if in like-new condition, or functionally equivalent Equipment or parts (at equivalent or comparable prices) in the furnishing of repairs or replacements under this Agreement. Corvis will have appropriate safeguards and systems in place to assure that parts previously determined to be defective are not reused unless they have been proven to be in compliance with applicable specifications. [*]

13.4 Corvis warrants that it has good marketable title to the Equipment provided to Qwest under this Agreement.

13.5  Corvis warrants that the Products (other than Third Party Software)
provided under the Agreement shall be able to   accurately process data
(including without limitation, calculating, compiling and sequencing date data) from, into and between the twentieth and twenty-first centuries, including leap year calculations, and will create, store, process and exchange (input and output) information related to or including dates on or after January 1, 2000, without error or omissions, as long as, and only to the extent that, all other information technology used in combination with such Product (e.g., software, firmware, hardware) properly exchanges date data with it. If Qwest reports to Corvis on or before expiration of the Warranty Period for the Product that a Product does not meet the warranty in this Section13.5, Corvis will: (i) exercise commercially reasonable efforts to correct any material non-compliance; and (ii) provide any resulting correction to Qwest, [*]. This is Qwest's
[*] for breach of the warranty under this Section 13.5. Subject to the provisions of Section 13.1, Corvis makes no warranties regarding third party products provided by Corvis under this Agreement. Corvis' sole obligation with respect to such third party products will be to assign to Qwest any warranty provided to Corvis with respect to such products to the extent such warranty is assignable, and if any such warranty is not assignable, then to take commercially reasonable steps to enforce the warranty for Qwest's benefit.

13.6 THE WARRANTIES IN THIS ARTICLE 13, SECTION 19.1, AND SECTION 23.16 ARE THE EXCLUSIVE WARRANTIES WITH RESPECT TO ANY OF THE PRODUCTS OR SERVICES PROVIDED HEREUNDER, AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF

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               Exchange Commission. Asterisks denote omissions.


MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, QWEST'S [*] WILL BE CORVIS' OBLIGATION TO REPAIR OR REPLACE OR, SUBJECT TO THE CONDITIONS STATED IN THIS ARTICLE 13 AND IN ARTICLE 15, TO CREDIT OR REFUND AS SET FORTH SECTION 15.1.

13.7 In the event that Qwest (i) makes any unauthorized modifications to the Equipment or Software, which shall not include a user controlled feature or option that is configured in accordance with the Documentation for such Equipment or Software, or (ii) uses the Equipment or Software in the core optical network in connection with any other equipment or software not specified in the associated Documentation or otherwise approved by Corvis, the Equipment and Software warranty will be voided with respect to the Equipment or Software so modified or used with such equipment or software. Corvis and Qwest agree to cooperate to plan the configuration of Qwest's network to optimize its efficiency.

13.8 Corvis makes no warranty with respect to defective conditions or non-conformities resulting from the following: Qwest (including third parties contracted by Qwest) modifications, misuse, neglect, accident or abuse; improper wiring, repairing, splicing, alteration, installation, storage or maintenance by Qwest (or third parties contracted by Qwest), not including Qwest's configuration of user controlled features or options in accordance with the applicable Documentation; use in a manner not in accordance with the applicable specifications (including the Technical Requirements and user Documentation), or failure of Qwest to apply previously applicable Corvis modifications or corrections, which were provided at [*] to Qwest and that do not impair the applicable Product's compatibility with Qwest's network components. In addition, Corvis makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed, altered and with respect to expendable items. Corvis makes no warranty with respect to defects related to Qwest's database errors. Moreover, no warranty is made that Software will run uninterrupted or error free.

13.9 Qwest agrees not to use any third party equipment or software in connection with the Corvis Equipment and Software, other than the [*] interfaces of the Corvis [*] modules, [*] and order wire interfaces, or the network management interfaces provided on the Corvis Equipment and Software. Corvis acknowledges that Qwest prefers open architecture and Corvis agrees to investigate ways to develop open architecture products. Qwest represents that the Products are being acquired hereunder for Qwest's and its Affiliates' internal use and not for resale to any third party.

ARTICLE 14.  REPRESENTATIONS AND OTHER WARRANTIES.

14.1 Each Party represents and warrants that it is duly organized, existing and in good standing under the laws of its State of organization, and is duly qualified as a foreign corporation and in

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               Exchange Commission. Asterisks denote omissions.

good standing in all jurisdictions in which the failure to so qualify would have a materially adverse impact upon its business and assets.

14.2 Each Party represents and warrants that it has the corporate power and requisite authority to execute, deliver and perform this Agreement, any Escrow Agreement entered into pursuant to this Agreement, and all Purchase Orders to be executed pursuant to or in connection with this Agreement, and that it is duly authorized to, and has taken all corporate action necessary to authorize, the execution, delivery and performance of this Agreement and such other agreements and documents.

14.3 Each Party represents and warrants that neither the execution and delivery of this Agreement and the agreements or documents stated in Section
14.2 above executed by it pursuant to or in connection with this Agreement, nor the consummation of any of the transactions herein or therein contemplated, nor compliance by it with the terms and provisions hereof or with the terms and provisions thereof will (i) contravene or materially conflict with any provision of applicable law to which it is subject or any judgment, license, order or permit applicable to it, or any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or its property may be bound, or to which it or its property may be subject, (ii) violate any provision of its articles of incorporation or bylaws or partnership agreement, if any or (iii) require the consent or approval of, the giving of notice to, or the registration, recording or filing of any document with, or the taking of any other action in respect of, any person, entity or governmental agency.

14.4 Each Party represents and warrants that this Agreement and the agreements or documents stated in Section 14.2 above executed by it pursuant to or in connection with this Agreement will constitute when executed in full the legal, valid and binding obligations of said Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors rights generally and to general principles of equity.


ARTICLE 15. REMEDIES AND LIMITATIONS.

15.1 If, under normal and proper use (i.e., as approved by Corvis or as provided in the applicable Technical Requirements and Documentation) any Product fails to conform to the warranty specified in Article 13 during the applicable Warranty Period, Corvis will promptly, but in any event within [*], repair or replace, at its option and expense, all such defective or nonconforming Product so as to cause it to satisfy, and perform in accordance with, [*], its applicable Technical Requirements. Corvis shall use commercially reasonable efforts to correct any non-material Nonconformity in a [*] following notice from Qwest of such non-material Nonconformity. If Corvis cannot repair or replace such Product in a commercially practicable manner, it will provide a refund for the

                                       24
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               Exchange Commission. Asterisks denote omissions.

original purchase price or license fee paid by Qwest for such Product and such other Products which are rendered useless by the defective Product. If Corvis' installation Services prove not to be performed as warranted, within a [*] period commencing on the date of Acceptance of the Services, Corvis, at its option, either will correct the defect or non-conforming Services or render a full refund for such defective or non-conforming Services based on the original charges for such Services. In no event shall the maximum aggregate amount that Qwest will be permitted to recover as a result of Corvis' breach of the warranty set forth in Sections 13.1 and 13.2 [*]

No Product will be accepted for repair or replacement unless returned in accordance with reasonable instructions of Corvis which were provided to Qwest in writing prior to such request for warranty services. Removal and reinstallation expenses as well as transportation expenses associated with returning such Product to Corvis for readily returnable Products (e.g., plug-in items) will be borne by Corvis only if Corvis performed improper installation services necessitating such removal and reinstallation. Corvis will [*] of the repaired or replaced Product to the destination designated by Qwest. In repairing or replacing any Equipment or Software medium under this warranty, Corvis may use either new Products or parts or remanufactured, reconditioned or refurbished Products or parts if in like-new condition or functionally equivalent Products or parts. Replaced Products or parts will be retained by Corvis and become Corvis' property. Replacement Products or parts become the property of Qwest.

15.2 In the event Qwest returns Products for repair, which in Corvis' reasonable determination are not defective, Corvis may require that Qwest pay, with respect to any subsequently returned Products which prove not to be defective, a reasonable fee which reflects Corvis' reasonable cost of handling, inspecting and testing and, if applicable, travel and related expenses by Corvis' employees.

15.3 The parties acknowledge that disclosure of any Proprietary Information other than as allowed by Articles 9 or 12 may give rise to irreparable injury and may be inadequately compensable in monetary damages and therefore the non-disclosing Party will be entitled to seek and to obtain injunctive or other equitable relief against the breach or threatened breach of the obligations of said Articles 9 or 12, in addition to any other remedies which may be available.

15.4 The remedies available to either Party under this Agreement are cumulative. The exercise of any one remedy will not be deemed an election of such remedy to the exclusion of other remedies; and, except as limited by the terms of this Agreement, the rights and remedies of the parties as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

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15.5   IN NOT EVENT WILL EITHER PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY
AND ITS AFFILIATES UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO [*].

15.6 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY, NOR ITS AFFILIATES, AND THEIR DIRECTORS, EMPLOYEES AND AGENTS, WILL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, OR OTHERWISE. THIS PARAGRAPH WILL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY. THE FOREGOING WILL NOT BE DEEMED TO LIMIT [*].


ARTICLE 16. SUPPORT AND OTHER SERVICES.

16.1   Qwest may purchase the maintenance and support services ("Maintenance and
                                                                 ---------------
Support Services") identified in Attachment 8.1 for the Products. Qwest may
----------------
purchase additional maintenance and support services at mutually agreeable rates.

ARTICLE 17. INSURANCE.

17.1 During the Term, Corvis and any of its subcontractors shall maintain insurance of the kinds and in the amounts specified below with insurers of recognized responsibility, whose policies are valid in the states where the work is being performed.

17.2 In accordance with the above, Corvis and any subcontractors shall maintain the following insurance coverages:

(a)    Comprehensive general liability insurance:

       Commercial general liability insurance with a combined single limit for bodily injury and property damage of $[*] each occurrence and General and Products Liability aggregates of $[*] each, covering all operations and/or work performed under this Agreement.

(b)    Business automobile liability insurance:

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               Exchange Commission. Asterisks denote omissions.

       Business automobile liability with a combined single limit for bodily injury and property damage of $[*] each occurrence to include coverage for all owned, non-owned, and hired vehicles.

(c)    Workers' compensation and employers' liability insurance:

Workers' compensation insurance complying with the law of the State or States of operation, whether or not such coverage is required by law, and employer's liability insurance with limits of $[*] each employee and $[*] disease policy limit.

17.3 Certificates of such insurance shall be submitted to Qwest naming Qwest as an additional insured as its interest may appear with respect to Sections
17.2 (a) and 17.2 (b) prior to the start of any Work to be performed by Corvis or its subcontractors on Qwest's premises. These certificates shall provide that there will be no termination or non-renewal of such coverage without [*] prior written notice to Qwest, in which case Corvis shall still maintain insurance and which may require certificate, and in no case where this Agreement is still in effect.

17.4 Corvis shall require each subcontractor to provide and maintain at all times during the term of this Agreement insurance equivalent to that which is required of Corvis.

17.5 Should Corvis at any time refuse to provide the insurance required pursuant to this Section, or should such insurance be canceled or non-renewed, Qwest shall have the right, at its own expense, to purchase such insurance.

ARTICLE 18. INDEMNIFICATION.

18.1 Corvis will be responsible for and agree to indemnify, defend and hold harmless Qwest, its officers, directors, employees, agents, subsidiaries, parent and Affiliates, from and against all losses, liabilities, demands, claims, actions, proceedings, suits and damages (including reasonable legal fees) for injury and death to persons or damage to tangible property to the extent it results directly from the intentional or negligent acts or omissions, of Corvis, its officers, agents, employees, or contractors.

18.2 Qwest will be responsible for and agrees to indemnify, defend and hold harmless Corvis, its officers, directors, employees, agents, subsidiaries, parent and Affiliates, from and against all losses, liabilities, demands, claims, actions, proceedings, suits and damages (including reasonable legal fees) for injury, including death, to persons or damage to tangible property to the extent it results directly from the intentional or negligent acts or omissions of Qwest, its officers, agents, employees or contractors.

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18.3   With respect to each of Sections 18.1 and 18.2 above, the indemnified
Party will give the indemnifying Party prompt written notice of all such claims, actions, proceedings or suits and the indemnifying Party will have the sole defense thereof, including appeals, and the sole right to settle the same; provided, however, that the indemnifying Party will not agree to any settlement which imposes liability or obligation on the indemnified for which the indemnified Party is not fully indemnified without first obtaining the indemnified Party's consent. The indemnified Party will, upon the indemnifying Party's request and at the indemnifying Party's expense, furnish all relevant information available to the indemnifying Party and cooperate and assist the indemnifying Party in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.


ARTICLE 19. PATENT, COPYRIGHT AND TRADE SECRET.

19.1 Corvis warrants and represents that it or its Affiliates are the owners or licensee of the Products, or, if the Products or other materials contain third party products or software, that Corvis has the full power and authority to deliver, convey and grant to Qwest the related license and other rights granted under this Agreement with respect to the Software. Corvis further warrants that Corvis' provision of Services under this Agreement, grant of the licenses to the Software hereunder, and Qwest's use of the Products in the manner permitted hereunder and described in the Documentation will not constitute a misappropriation of any trade secrets or constitute infringement any [*] patent, copyright, trademark or other intellectual property right of a third party. Corvis further warrants that as of the Effective Date, Corvis has not received written notice of any pending lawsuits, claims, disputes or actions that it reasonably considers significant alleging that the Products infringe or misappropriate any intellectual property rights. Qwest's sole and exclusive remedy, and Corvis' sole and exclusive liability, for any breach of the foregoing warranties shall be the indemnity provided in Section 19.2 and obligations set forth in 19.3.

19.2 Corvis shall defend or settle, at its expense, any threatened or actual claim, suit or proceeding made by a third party against Qwest alleging that the Products or Qwest's use of thereof infringes any [*] patent, trademark, copyright, trade secret or other intellectual property right of a third party subject to Section 19.4 below ("Infringement Claim"), and shall indemnify,
                                ------------------
defend and hold Qwest harmless against all damages, claims, costs of investigation, litigation, settlements, judgments disbursements, expenses, including reasonable attorneys' fees, and fines ("Losses") arising from such
                                                  ------
Infringement Claim [*]. Qwest agrees to (i) provide Corvis prompt written notice following Qwest's knowledge of any such claim, (ii) tender to Corvis sole control over the defense and settlement of such claim, and (iii) provide to Corvis all reasonable assistance and cooperation requested by Corvis, at Corvis' expense, in connection with the defense and settlement of such claim. Corvis' indemnity obligations under this Section 19.2 shall be excused to the extent Corvis has been prejudiced or its ability to defend

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               Exchange Commission. Asterisks denote omissions.

the claim has been impaired by Qwest's failure to comply with the undertaking in the immediately preceding sentence. Qwest shall approve the terms of any settlement or compromise for which Corvis does not have the financial capacity to satisfy, which approval shall not be unreasonably withheld or delayed.

19.3 If any Product furnished under this Agreement becomes the subject of any Infringement Claim, and as a result, Qwest's use is enjoined or in Corvis' opinion is likely to be enjoined, Corvis, at its expense and option, either:

(a)    secure for Qwest the right to continue using the Product;

(b) replace or modify the Product to make it non-infringing; provided, however, that such modification or replacement shall not materially degrade the operation or impair the performance of the Product, or otherwise cause it to be not in accordance with the Technical Requirements; or

(c) if (a) and (b) are not available on a commercially reasonable basis, accept return of the Product and refund Qwest all amounts paid therefor, including any prepaid maintenance and support fees. Any refund of amounts paid for Product(s) Accepted more than [*] months prior to the commencement of the Infringement Claim or potential enjoinment shall be [*]

19.4 Corvis shall have no obligation or liability in respect of any Infringement Claim based on the use of a Product to the extent that such claim
(i) is based on a use of a Product by or for Qwest in a manner or for a purpose inconsistent with this Agreement or the Documentation; (ii) is based on a use of the Product by or for Qwest in combination with non-Corvis products which were not furnished, or specified in Corvis' Documentation or otherwise recommended, by Corvis; (iii) is based on a modification of the Product other than by Corvis, not including Qwest's configuration of user controlled features or options in accordance with the Documentation; (iv) use of any software or other items furnished by Qwest to Corvis for use under this Agreement; (v) arises from adherence to instructions to apply Qwest's trademark, trade name or other company identification; or (vi) arises from a third party product, including any Third Party Software, furnished by Qwest to Corvis for use under this Agreement. To the extent permitted by its agreements with the applicable manufacturer, Corvis hereby assigns to Qwest any rights that Corvis may have to indemnity from the original manufacturer with respect to any Vendor Item provided under this Agreement.


ARTICLE 20. TERMINATION.

20.1   In addition to the rights of termination provided elsewhere in this
Agreement:

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               Exchange Commission. Asterisks denote omissions.

       (a) Either Party may terminate the Agreement if the other Party shall: (i) file a voluntary petition under any bankruptcy or insolvency law, or file a voluntary petition under the reorganization or arrangement provisions of any law of any jurisdiction, or have proceedings under any such laws instituted against it which are not terminated within [*] of such commencement; (b) become insolvent, bankrupt, or admit in writing of its inability to pay all debts as they mature or make a general assignment for the benefit of or enter into any composition or arrangement with creditors; or (c) authorize, apply for, or consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets, or has proceedings seeking such appointment commenced against it which are not terminated within [*] of such commencement;

       (b) Either Party has the right to terminate this Agreement or an individual Purchase Order if the other Party breaches or is in default of any material obligation hereunder which default is incapable of cure or which, being capable of cure, has not been cured within [*] after receipt of notice of such default (or such additional cure period as the nondefaulting Party may authorize).

20.2 The license for Software set forth in Article 9 below shall survive the expiration or early termination of this Agreement for any reason, except a material, uncured breach by Qwest of Articles 9 or 12 with respect to such Software.

20.3 Neither the expiration of this Agreement according to its terms nor its termination under the provisions of Section 20.1 will prejudice any claim for any outstanding amount owed Corvis and Qwest to each other, damages or any other rights or remedies that any Party may have under this Agreement or at law or in equity or relieve any Party from the duty to hold in confidence proprietary information and otherwise comply with, and exercise the rights set forth in the Articles or Sections which in order to achieve their fundamental purpose must survive such termination or expiration, including without limitation 1.2, 1.4, 2.3, 3, 9 (except as otherwise provided in Section 20.2), 11.1, 12, 13, 15, 16, 17, 18, 19, 20, 21, 22, 23, and 25 hereof, will survive such termination.


ARTICLE 21. DISPUTE RESOLUTION.

21.1 In the event of any dispute or claim arising under or in connection with this Agreement, including a dispute regarding an alleged breach of this Agreement, one Party shall notify the other Party in writing of the dispute (the "Dispute"). The Parties shall work together in good faith first to informally
 -------
resolve the Dispute internally by escalating it as necessary to progressively higher levels of management. If the Parties cannot resolve the Dispute internally, the parties may by agreement refer the matter to an appropriate form of alternative dispute

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               Exchange Commission. Asterisks denote omissions.

resolution such as mediation. If the parties cannot resolve the matter or if they cannot agree upon an alternative form of dispute resolution, then either Party may pursue resolution of the matter through arbitration, which shall take place in Denver, Colorado, in accordance with the rules of the American Arbitration Association (the "AAA") applying the substantive law of the State of New York without regard to any conflict of laws provisions. The arbitration will be conducted by a panel of three (3) arbitrators selected in accordance with the rules of the AAA. Each arbitrator will be an attorney familiar with telecommunications technology and the telecommunications industry. The arbitration will be governed by the United States Arbitration Act, 9, U.S.C.
Section 1, et. seq. and judgment upon the award rendered by the arbitrators may be entered by any court with jurisdiction. The arbitrators are not empowered to award damages in excess of compensatory damages, and each Party waives any damages in excess of compensatory damages.

21.2 Notwithstanding the foregoing, either Party may bring a claim for [*] as provided in Section 15.3 in any court of competent jurisdiction without first submitting the claim to arbitration.

ARTICLE 22. NOTICE AND REPRESENTATIVES OF THE PARTIES.

In addition to those instances identified throughout this Agreement that require notices to particular individuals via particular means for particular purposes, all notices, requests, demands, or consents required or permitted hereunder, other than routine operational communication, shall be in writing and shall be delivered, sent by facsimile transmission or overnight courier, or sent by certified or registered mail to the respective Party at the addresses set forth below or at such other address as shall have been given to the other Party in writing for the purposes of this Section and Agreement. Such notices and other communications shall be deemed effective upon the earliest to occur of (i) actual delivery of confirmed facsimile or electronic transmission; (ii) three
(3) postal delivery days after the date of mailing by certified or registered mail, return receipt requested, postage prepaid; (iii) one (1) business day after dispatch via an express courier with a reliable system for tracking delivery; (iv) actual delivery by hand.

The notices provided for by this Article 22 will be given to the following:

               If to Qwest:

                    Qwest Communications Corporation
                    555 17/th/ Street
                    Denver, Colorado 80202
                    Attention: Vice President, Procurement

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          With a copy to:
               Qwest Communications Corporation
               555 17/th/ Street
               Denver, CO 80202
               Attention: General Counsel

          If to Corvis:

               Corvis Corporation
               ATTN: General Counsel
               7015 Albert Einstein Drive
               PO Box 9400
               Columbia, Maryland 21046-9400
               Telephone: 443.259.4110

          With a copy to:

A Party may from time to time change its address for notification purposes by giving the other Party prior written notice of the new address and the date upon which it will become effective, in accordance with the manner set forth in this Section.

ARTICLE 23. GENERAL

23.1 Assignment and Subcontractors. Neither Party to this Agreement may assign, transfer, pledge, encumber or hypothecate its interest in this Agreement or any of its rights hereunder or delegate its obligations hereunder without the prior written consent of the other Party to this Agreement, which consent will not be unreasonably withheld, and any attempted assignment which does not comply fully with this Section 23.1 will be null and void. Notwithstanding the foregoing, (i) Qwest may assign or sublicense its rights and obligations under
Article 19 as provided in Section 9.4; and (ii) either Qwest or Corvis may, upon prompt written notice, assign their respective rights and obligations pursuant to this Agreement to any Affiliate, as appropriate, or to their respective successors by consolidation or merger, or the transferee of substantially all of the assets of either and in such event this Agreement will be binding upon and inure to the benefit of each such successor or transferee.

Corvis shall have the right to subcontract for installation Services, provided that Qwest approved the use of such subcontractors in advance, which approval shall not be unreasonably withheld. [*].

23.2 Governing Law. This Agreement will be construed in accordance with and governed by the law of the State of [*] without regard to the conflict of law provisions of such state or any other jurisdiction.

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23.3   Laws and Regulations. The parties hereby agree to comply with all local, municipal, state, federal, foreign, governmental and regulatory laws, orders, codes, rules and regulations that are applicable to their respective performance of this Agreement.

23.4 Amendment. No changes, amendments or modifications of any of the terms or conditions of this Agreement shall be valid unless made by an instrument in writing signed by both Parties. Additions to the Corvis Products in Price List may be made by each Party signing a supplement to such Price List containing the following information: Corvis Product, Equipment Description and Price.

23.5 Waiver. No delay, failure or waiver of either Party's exercise or partial exercise of any right or remedy under this Agreement shall operate to limit, impair, preclude, cancel, waive or otherwise affect such right or remedy.

23.6 Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and permitted assigns.

23.7 Public Disclosures. Neither Party shall, without the prior written approval of the other Party, publicly disclose in any press release, filing, brochure or document any information pertaining to this Agreement, or the Products or any services to be performed pursuant to this Agreement, except to the extent required by law. [*]

23.8 Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

23.9 Construction/Headings. All Schedules and attachments, as supplemented and amended, to this Agreement or to be attached to this Agreement are made a part of it as if fully included in the text of this Agreement. References to any law, legislative act, rule or regulation shall mean references to such law, legislative act, rule or regulation in changed or supplemented form or to a newly adopted law, legislative act, rule or regulation replacing a previous law, legislative act, rule or regulation. All defined terms used in the Agreement shall have the same meanings ascribed to them when used in the Schedules, attachments and Purchase Orders, unless otherwise specified therein. The terms "including" or "includes" shall always be construed as meaning respectively "including without limitation" or "includes without limitation". The title, captions and headings used in this Agreement are strictly for convenience of reference only and shall not be used in the interpretation, construction, amplification or limitation of any of the content of this Agreement. Whenever the singular is used herein, the same shall include the plural where appropriate, and when the plural is used herein, the same shall include the singular where appropriate.

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               Exchange Commission. Asterisks denote omissions.

23.10 Counterparts. This Agreement may be executed by the Parties in one or more counterparts, and each of which when so executed shall be an original, but all such counterparts shall constitute one and the same instrument.

23.11 Relationship of Parties. The Parties are independent contractors. Nothing in this Agreement or in the activities contemplated by the Parties pursuant to this Agreement shall be deemed to create an agency, partnership, employment or joint venture relationship between the Parties. Each Party shall be deemed to be acting solely on its own behalf and, except as expressly stated, has no authority to pledge the credit of, or incur obligations or perform any acts or make any statements on behalf of, the other Party. Neither Party shall represent to any person or permit any person to act upon the belief that it has any such authority from the other Party. Neither Party's officers or employees, agents or contractors shall be deemed officers, employees, agents or contractors of the other Party for any purpose.

23.12 Supersession of PO. The terms of this Agreement shall prevail over all preprinted forms, including Purchase Orders, software shrink wrap licenses and invoices, as any terms and conditions on such preprinted forms shall be null and void unless otherwise agreed to in writing by both Parties.

23.13 Qwest will comply with the export control laws and regulations of the United States with respect to the Products purchased under this Agreement

23.14 The Parties, who have both been represented by legal counsel, have jointly participated in negotiating and drafting this Agreement, including its Schedules and any attachments. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by the parties and no presumption, inference or burden of proof shall arise favoring or disfavoring a Party by virtue of authorship of any or all of the Agreement provisions.

23.15 Approvals. Wherever this Agreement requires either Party's approval, consent or satisfaction, the response shall not be unreasonably or arbitrarily withheld or delayed.

23.16 [*]

23.17 Entire Agreement. This Agreement, together with any other instrument, agreement or document attached or referred to, which are incorporated by this reference as though set forth in full, embodies the final, full and exclusive statement of the agreement between Qwest and Corvis, as it relates to the design, engineering, supply, sale, maintenance or installation of transport and transmission Products and Services by Corvis or its Affiliates occurring on or after the Effective Date. Neither Party shall be bound by or liable to the other Party for any representation, promise or inducement made by any agent or person in their employ relating to subject matter which is not embodied in this Agreement. Notwithstanding the foregoing, this

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               Exchange Commission. Asterisks denote omissions.

Agreement shall not be deemed to limit any duty, obligation, right or remedy either party may have under the Bilateral Nondisclosure Agreement between Corvis and Qwest dated [*].

ARTICLE 24. INCORPORATION OF DOCUMENTS.

This Agreement hereby incorporates by reference the Attachments referred to herein. In the event of an inconsistency or conflict between or among the provisions of this Agreement, the inconsistency will be resolved by giving precedence in the following order:

     (1)  Agreement
     (2)  Attachments
     (3)  Purchase Orders (excluding any preprinted terms and conditions)


ARTICLE 25. DEFINITIONS.

"Acceptance Period" is defined in Section 2.1.

"Affiliate" means (i) any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, practice, association, joint stock company, trust, unincorporated organization or other venture or business vehicle (each an "Entity") in which a party owns [*] percent ([*]%) or greater equity interest in the case of a publicly or privately owned Entity;
(ii) any Entity which, directly or indirectly, is in control of, is controlled by or is under common control with a party, as applicable, after applying the attribution rules of Section 318 of the Internal Revenue Code; or (iii) any other Entity mutually agreed to in writing by the parties. For the purposes of this Agreement, control of an Entity ("Control") shall include the power, directly or indirectly, whether or not exercised (i) to vote [*] percent
([*]%) (or such lesser percentage as is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or more of the securities or other interests having ordinary voting power for the election of directors or other managing authority of such Entity; or (ii) to direct or cause the direction of the management or policies of such Entity, whether through ownership of voting securities, partnership interest or equity, by contract or otherwise.

"Change Notification" is defined in Section 11.2

"Class A Change" means a modification, revision, replacement, correction or release of existing Corvis manufactured Product to remedy a non-conformance to Technical Requirements required to correct design defects of a type that results in electrical or mechanical inoperative conditions or unsatisfactory operating conditions, or which is recommended to enhance safety, provided that the Product incorporating such change is at least as equally compatible with Qwest's network components and other Corvis Products as the same Product prior to the incorporation of such change.

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

"Class B Change" means an optional change, available to Qwest at an additional cost, that provides Equipment enhancements resulting in new features or improved service capabilities to Corvis Equipment, provided that the Product incorporating such change is at least as equally compatible with Qwest's network components and other Corvis Products as the same Product prior to the incorporation of such change.

"Commitment Limitations" is defined in Section 1.4.

"Designated Equipment" is defined in Article 9.

"Documentation" with respect to any Product means Corvis' technical documentation and operating manuals for such Product.

"Effective Date" is defined in the Preamble.

"Equipment" or "Corvis Equipment" means the equipment that may be purchased from Corvis pursuant to this Agreement.

"Form, Fit or Function" shall have the following meaning. "Form" means shape; "Fit" means physical size or mounting arrangement (e.g., electrical or mechanical connections); and

"Function" means features and capabilities.

"Initial Deployment Shortfall" is defined in Section 1.3.

"Initial Term" is defined in Section 4.

"Installation Site" means the building, complex of buildings or remote site at which any of the Products are installed pursuant to this Agreement.

"Licensed Software" means the Corvis software and third party software, each of which in machine-readable form, and subsequent Software upgrades, necessary to install, operate, and maintain the Products purchased or licensed by Qwest pursuant to this Agreement.

"Maintenance and Support Services" is defined in Section 16.

"Maintenance Period" means the Period for which Qwest has exercised its option to have Maintenance performed, subject to Corvis right to discontinue providing Maintenance for a Product after its Product Life.

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

"Net Price" means the final price paid by any Qwest after all sales discounts, price reductions, sales rebates, volume discounts or similar adjustments of any kind are applied, whether under the original contract of purchase or any supplemental, separate, or complimentary transaction.

"Network Element" means a material component of Corvis' fiber optic transmission system, including, but not limited to, optical amplifiers, optical routers, optical add-drop multiplexers or end nodes at given sites or nodes in the network.

"Nonconformity" means an instance of a material failure of a Product to be Operative.

"OC-192 Product" mean the Product developed by Corvis complying with the Technical Requirements.

"Object Code" means machine-readable computer instructions that can be executed by a computer.

"[*] Deadline Date" is defined in Section 1.2.

"Operative" means: (i) conforming in all material respects to the applicable Technical Requirements; and (ii) the Product is fully compatible and inter-operates with other Corvis Products provided under this Agreement to the extent such Products are intended to be compatible and interoperable in accordance with their applicable Technical Requirements.

"Product Life" for each Product is as set out in Attachment 2.3.

"Products" means Equipment and Software.

"Program Manager" means the senior manager of a Party who shall have overall responsibility for the day-to-day management and administration of this Agreement on behalf of such Party and who shall work together with the other Party's Program Manager to facilitate an efficient delivery of Products and Services.

"Proprietary Information" is defined in Section 12.1.

"Purchase Order" means the document issued by Qwest that identifies the Products and specifies the scope of work, quantities and dates for delivery, billing instructions, and any other necessary information.

"Rolling Forecast" is defined in Section 1.4.

"Services" means the services provided by Corvis to Qwest as specified in a Purchase Order to the extent such Services are not included in the supply of other Products. Services may include,

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

but are not limited to, Maintenance, design, engineering, installation and implementation of Products, testing, warranty, technical support, training and similar activities.

"Software" refers to the Object Code, the Source Code (to the extent provided to Qwest pursuant to this Agreement), computer languages, operations and Licensed Software used to make Equipment perform a useful function or used to enable human access to the Equipment for the purposes of installing, operating, or maintaining such Equipment. Any Software license granted hereunder shall be understood to extend to all associated intellectual property to the extent needed to permit the licensee to use the Software in accordance with the license terms.

"SONET" means a Synchronous Optical Network that adheres to the interface standard of the same name created by the Exchange Carriers Standards Association for the American National Standards Institute ("ANSI"), and promulgated by
                                                ----
Bellcore on behalf of the Regional Bell Operating Companies.

"Source Code" means the human-readable code from which a computer can compile or assemble the Object Code of the Software (excluding Third Party Software), together with a description of the procedure for generating the Object Code.

[*]

"Specified Site" means the installation or delivery site for the Products and Services as specified in the Purchase Order.

"System" means a configuration of Equipment with two (2) end terminals, any intermediate line amplifiers connected by fiber to the end terminals, all associated Software, which has the ability to communicate to an element management system such that traffic can be transmitted from end terminal to end terminal and operation can be monitored by the element management system.

"Technical Requirements" means (i) the specifications set forth in appropriate industry standard telecommunications technical requirements where applicable, or as such specifications may be most currently modified or amended pursuant to mutual agreement of the parties, (ii) in the case of the OC-192 Product, the specifications set forth in Attachment 1.1, or the current version of such specifications that are consistent with the Technical Requirements, or in the case of other Products, the applicable specifications provided by Corvis for such Product, and (iii) any other specifications that are mutually agreed upon in writing by the parties.

"Third Party Software" means Software that is independently developed by a third party, sub-licensed to Qwest under this Agreement or otherwise provided with the Products hereunder and which was identified to Qwest on the Price List as being owed by a third party.

"Turn-Over" means [*].

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               Exchange Commission. Asterisks denote omissions.

"Vendor Items" is defined in Section 13.1.

"Warranty Period" is defined in Section 13.1.


ARTICLE 26. ENTIRE AGREEMENT.

26.1 This Agreement together with all Exhibits and Attachments constitutes the entire Agreement between Qwest and Corvis with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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               Exchange Commission. Asterisks denote omissions.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year below written.


                                                QWEST COMMUNICATIONS
CORVIS CORPORATION                              CORPORATION



BY: /s/ David R. Huber                          BY: /s/



TITLE:  President and CEO                       TITLE: SVP



DATE: June 4, 2000                              DATE: June 8, 2000

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               Exchange Commission. Asterisks denote omissions.

                              LIST OF ATTACHMENTS
                              -------------------

Attachment 1.1      Specifications for Product

Attachment 1.2      Expected Test Results

Attachment 2.3      Licensed Software and Equipment

Attachment 2.6      Product Life

Attachment 4.2      Form of Qwest Affiliate Supplement

Attachment 6.3      Engineering, Installation and Other Services

Attachment 8.1      Maintenance, Training and Support Services

Attachment 9.1      Third Party Software Licenses

Attachment 9.6      Escrow Agreement

Attachment 13.1     Warranty Period

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               Exchange Commission. Asterisks denote omissions.

                                 ATTACHMENT 1.1

                           Specifications for Product

Corvis can transport up to [*] channels of [*] OC-192 at distances up to [*] of fiber in a [*] configuration without regeneration for spans with an average loss of [*] dB in [*].

The fibers supported by this product will be [*]

The exact performance of the system depends on the specific characteristics of an individual link and the properties of the fiber in each span in the link.

Contingencies:
1) Corvis will not guarantee performance of any channels in fibers with dispersion lower than [*]. [*] fibers have a [*] that is located near the short wavelength end of the C-band. Similarly, [*] fibers have a [*] that is located near the long wavelength end of the C-band. [*].

2) The above performance baseline is intended to reflect the performance of the system over the known span statistics of the Qwest network with reasonable operating margin. The table below reflects the performance baseline for networks having [*] ranging from [*].

          ------------------------------------------------------
                      [*]                       [*]
          ------------------------------------------------------
                      [*]                       [*]
          ------------------------------------------------------
                      [*]                       [*]
          ------------------------------------------------------
                      [*]                       [*]
          ------------------------------------------------------
                      [*]                       [*]
          ------------------------------------------------------
                      [*]                       [*]
          ------------------------------------------------------

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               Exchange Commission. Asterisks denote omissions.

                                 ATTACHMENT 1.2

                             Expected Test Results


================================================================================
Corvis Test-Plan Outline
================================================================================

             Test Outline                                       Criteria
--------------------------------------------------------------------------------
Optical Parameter for a Bi-directional System

--------------------------------------------------------------------------------

-  Optical transmitter performance                                 [*]
-  Optical receiver performance

-  Long Term Bit Error Rate

-  Gain Flatness and Profile

-  Eye Mask
-  Jitter (generation, transfer, tolerance)
--------------------------------------------------------------------------------

-  Wavelength accuracy of [*]                                      [*] pm
--------------------------------------------------------------------------------

-  Optical Return Loss                                             [*] dB
--------------------------------------------------------------------------------

-  Span Optical Signal to Noise Ratio                              [*] dB
--------------------------------------------------------------------------------

-  [*] Overhead [*]                                  Pass/Fail
--------------------------------------------------------------------------------

Performance Monitoring                               Pass/Fail

-  [*] and [*] registers
-  Threshold Crossing Alarms
--------------------------------------------------------------------------------

Power                                                Pass/Fail

-  Verify correct input power alarms
--------------------------------------------------------------------------------

Local Craft Element Manager                          Pass/Fail
                                                     Pass/Fail
-  Verify screen function properly                   Pass/Fail

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               Exchange Commission. Asterisks denote omissions.

-------------------------------------------------
-  Alarm

-  Provisioning

================================================================================
                                                     Pass/Fail
Demonstrate [*] interface capability
================================================================================

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               Exchange Commission. Asterisks denote omissions.

                                ATTACHMENT 2.3


                        Licensed Software and Equipment


--------------------------------------------------------------------------------
                          Item                           Version
--------------------------------------------------------------------------------
SNMP (v1) (AdventNet)                                    2.0
--------------------------------------------------------------------------------
Solstice Enterprise Manager                              3.0
--------------------------------------------------------------------------------
Solstice OSI 8.1.1 Comm. Platform                        8.1.1
--------------------------------------------------------------------------------
JRE/JVM                                                  1.1.7b and 1.1.8

--------------------------------------------------------------------------------

Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


                                 ATTACHMENT 2.6

                                  Product Life

The Product Life shall be [*] years.

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               Exchange Comission. Asterisks denote omissions.


                                ATTACHMENT 4.2


                       Affiliate Confirmation Agreement


     _________________________ ("Firm"), a corporation/partnership organized under the laws of _____________________________ and an affiliate of Qwest Communications Corporation ("Qwest"), hereby covenants and agrees with Qwest and Corvis Corporation ("Corvis"), that it will comply with all obligations of Qwest under the Procurement Agreement dated as of ==================(the "Agreement"), including all exhibits thereto and all other agreements referred to therein, as fully as if Firm had executed the Agreement and shall be bound by all provisions of the Agreement applicable to Qwest's rights and responsibilities thereunder with such changes thereto as are set forth below as mutually agreed to by Corvis and the Firm and set forth in accordance with the terms hereof.

     1. Capitalized terms used herein but not otherwise defined herein shall have the meaning given to them in the Agreement.

     [2. The Agreement shall be amended as set forth in the attachment to this Agreement, which attachment has been executed by both Corvis and Firm. Firm hereby represents that the following amendments to the Agreement are otherwise acceptable to Corvis and Qwest: _______________________________.]

     3. Notwithstanding any other provision of the Agreement, in no event shall Firm or any other Affiliate be liable to Corvis or any other party for any act or failure to act by any other Affiliate or any failure by such party to fulfill the obligations imposed upon Firm pursuant to the terms of this Affiliate Confirmation Agreement.

     4. This Affiliate Confirmation Agreement shall be effective as of ________________. This Affiliate Confirmation Agreement shall terminate upon the earlier of (i) the termination or expiration of the Agreement, or (ii) the date at which Firm ceases to be an Affiliate of Qwest.

     5. This Affiliate Confirmation Agreement shall be governed by and construed in accordance with the laws of ___________.

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omission.

     IN WITNESS WHEREOF, the parties have caused this Affiliate Confirmation Agreement to be signed by the authorized representatives as of the date shown above.


[Formal Name of FIRM]                        Corvis Corporation

By:_____________________________             By:__________________________

Printed                                      Printed
Name:___________________________             Name:________________________

Title:__________________________             Title:_______________________

Qwest Communications Corporation

By:_____________________________

Printed
Name:___________________________

Title:__________________________

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omission.

                                ATTACHMENT 6.3
                                --------------

    PROVISIONS APPLICABLE TO ENGINEERING, INSTALLATION, AND OTHER SERVICES

In addition to the other provisions of the Agreement, the provisions of this Attachment 6.3 shall apply to the furnishing by Corvis of Services to Qwest.
--------------
Such services include, but are not limited to (i) engineering Services such as preparation of equipment specifications, preparation and updating of office records, and preparation of a summary of material not specifically itemized in the order; (ii) installation Services such as installation, equipment removal, and cable mining; (iii) equipment turn-up, and (iv) other Services such as repairs.

ARTICLE 1.  CONDITIONS OF SERVICES PERFORMED ON CUSTOMER'S SITE.

1.1  Items To Be Provided by Qwest.  Qwest will be responsible for furnishing
     -----------------------------
the following items (as required by the conditions of the particular installation or other on-site Service) at no charge to Corvis and these items are not included in Corvis' price for the Services. To the extent Corvis requires any item or assistance from Qwest, including without limitation, data, access, documentation, equipment or input of any kind from Qwest in order for Corvis to perform the Services, Corvis shall notify Qwest if such item or assistance is not forthcoming. Further, Corvis and Qwest acknowledge and agree that if Qwest's ability to provide requested items is delayed, restricted or prohibited by the landlord for the facility involved, Qwest shall remain responsible for the timely provision of such items and such delay, restriction or prohibition shall constitute an Adjustment Event (as defined below). [*]

     (a)  Access to Building and Work Site. Qwest will allow employees of Corvis
          -------------------------------
and its subcontractors appropriate access to premises and facilities at all reasonable hours during the scheduled Service or at such other times as are reasonably requested by Corvis and approved by Qwest, such approval not to be unreasonably withheld, delayed or denied. Qwest shall obtain for Corvis' and its subcontractors' employees any necessary identification and clearance credentials to enable Corvis and its subcontractors to have access to the work site.

     (b)  General Building Conditions.  Qwest will take such action as may be
          ---------------------------
reasonably necessary to insure that the premises will be free from Hazardous Materials (as defined below), including but not limited to asbestos, and in such condition as not to be injurious to Corvis' or its subcontractors' employees or to the Products to be installed. Prior to commencement of the Services and during the performance of the Services, Qwest shall, if requested by Corvis, provide Corvis with sufficient data to assist Corvis or its subcontractor in evaluating the environmental conditions at the work site (including

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omission.

the presence of Hazardous Materials). The price quoted by Corvis for Services does not include the cost of removal or disposal of the Hazardous Materials from the work site. Qwest is responsible for removing and disposing of the Hazardous Materials, including but not limited to asbestos, prior to commencement of Services. The term "Hazardous Materials" means material designated as a
                    -------------------
"hazardous chemical substance or mixture" pursuant to Section 6 of the Toxic Substance Control Act; a "hazardous material" as defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.); "hazardous substance" as defined in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910.1200).

     (c)  Sensitive Equipment. Prior to Services start date, Qwest will inform
          -------------------
Corvis of the presence of any sensitive equipment at the work site (e.g., equipment sensitive to static electricity or light).

     (d)  Repairs to Buildings.  Prior to Services start date, Qwest will make
          --------------------
such alterations and repairs as are necessary for proper installation of Products.

     (e)  Openings in Buildings.  Prior to Services start date, Qwest will
          ---------------------
furnish suitable openings in buildings to allow Products to be placed in position, and provide necessary openings and ducts for cable and conductors in floors and walls as designated on engineering drawings furnished by Corvis. At least [*] prior to the Services start date, Corvis shall provide such drawings to Qwest. Qwest will fireproof (with steel covers) all unopened paths throughout the building.

     (f)  Surveys.  Prior to Services start date, Qwest will furnish surveys
          -------
(describing the physical characteristics, legal limitations, and utility locations for the work site).

     (g)  Electrical Current, Heat, Light, and Water.  Qwest will provide
          ------------------------------------------
electric current for charging storage batteries and for any other reasonable and necessary purposes with suitable terminals where work is to be performed; provide temperature control and general illumination (regular and emergency) in rooms in which work is to be performed or Products stored, equivalent to that ordinarily furnished for similar purposes in a working office; provide exit lights; provide water and other necessary utilities for the proper execution of Services.

     (h)  Building Evacuation.  Prior to Services start date, Qwest will provide
          -------------------
building evacuation plans in case of a fire or other emergency.

     (i)  Material Furnished by Qwest.  Unless expressly stated to the contrary,
          ---------------------------
Corvis' prices do not include costs for any Qwest furnished material nor does it include any Corvis charges for engineering, installation, modification, or repair Services to Qwest furnished material. New or used material furnished by Qwest shall be in such condition that it requires no repair and no adjustment or test effort in excess of that normal for new equipment. Qwest assumes all responsibility for the proper functioning of such material. Qwest shall also provide the necessary information for Corvis to properly install such material.

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

     (j)  Floor Space and Storage Facilities. Where the Services are to be
          ----------------------------------
performed outside of a building or in a building under construction, Qwest shall, in addition to the above requirements, as appropriate, permit or secure permission for Corvis and its subcontractors to maintain at the work site, storage facilities (such as trailers) for Products, material, tools and equipment needed to complete the Services.

     (k)  Easements, Permits and Rights of Way.  Prior to Services start date,
          ------------------------------------
Qwest will provide all rights-of-way, easements, licenses to come upon land to perform the Services; permits and authority for installation of Products and other material; permits for opening sidewalks, streets, alleys, and highways; and construction and building permits which are indicated by the Corvis installation plans submitted to Qwest.

     (l)  Use of Available Testing Equipment.  Qwest will make available to
          ----------------------------------
Corvis the maintenance test facilities that are embedded in equipment to which the Product being installed will be connected or added. Corvis' use of such test equipment shall not interfere with Qwest's normal equipment use or maintenance functions (except as required for the particular Services or provided in the MOP).

     (m)  Hazardous Materials Cleanup.  At the conclusion of the Services, Qwest
          ---------------------------
will be responsible for the cleanup, removal, and proper disposal of all Hazardous Materials present at Qwest's premises which were not brought onto such premises by Corvis or caused by Corvis during the provision of the Services by Corvis, other than the release of Hazardous Materials already on Qwest's premises and not previously disclosed to Corvis.

     (n)  Access to Existing Facilities. Qwest will permit Corvis reasonable use
          -----------------------------
of such portions of the existing plant or equipment as are necessary for the proper completion of such tests as require coordination with existing facilities. Such use will not unreasonably interfere with the Qwest's normal use or maintenance of equipment (except as required for the particular Services or provided in the MOP).

     (O)  GROUNDS.  QWEST WILL PROVIDE ACCESS TO SUITABLE AND ISOLATED BUILDING
          -------
GROUND AS REQUIRED FOR CORVIS' STANDARD GROUNDING OF EQUIPMENT. (P) REQUIREMENTS FOR QWEST DESIGNED CIRCUITS. QWEST WILL FURNISH INFORMATION
----------------------------------------
COVERING THE PROPER TEST AND READJUST REQUIREMENTS FOR APPARATUS AND REQUIREMENTS FOR CIRCUIT PERFORMANCE ASSOCIATED WITH CIRCUITS DESIGNED BY QWEST OR STANDARD CIRCUITS MODIFIED BY QWEST'S DRAWINGS.

     (Q)  CLEARING EQUIPMENT FOR MODIFICATIONS. QWEST SHALL MAKE APPROPRIATE
          ------------------------------------
ARRANGEMENTS REQUIRED TO PERMIT CORVIS TO MODIFY EXISTING PLANT.

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

     (R)  DESIGNATION STRIPS.  QWEST SHALL NUMBER ALL JACK DESIGNATION STRIPS
          ------------------
DESCRIBED IN JOB REQUIREMENTS.

     (S)  FIRE PROTECTION APPARATUS.  QWEST SHALL INSTALL THE PERMANENT FIRE
          -------------------------
PROTECTION APPARATUS AND FURNISH SUCH TEMPORARY APPARATUS AS MAY BE NECESSARY FOR THE PROTECTION OF THE PRODUCT AND OTHER EQUIPMENT STORED PRIOR TO INSTALLATION.

     (T)  BATTERY ROOM VENTILATION. QWEST SHALL PROVIDE THE REQUIRED VENTILATION
          ------------------------
FOR BATTERY ROOMS OR AREAS.

     (U)  HOUSE SERVICE PANEL.  QWEST SHALL PROVIDE ELECTRIC POWER FROM THE
          -------------------
QWEST'S SERVICE PANEL TO THE CORVIS' POWER BOARD AND SHALL RUN ALL LEADS BETWEEN SAID SERVICE PANEL AND POWER BOARD.

     (V)  THROUGH TESTS AND TRUNK TESTS - QWEST SHALL MAKE REQUIRED THROUGH
          -----------------------------
AND/OR SYSTEM TESTS TO OTHER OFFICES AFTER CORVIS PROVIDES ITS NOTICE OF COMPLETION OR NOTICE OF ADVANCED TURNOVER.

1.2  ITEMS TO BE PROVIDED BY CORVIS.  THE FOLLOWING ITEMS WILL BE FURNISHED BY
     ------------------------------
CORVIS (IF REQUIRED BY THE CONDITIONS OF THE PARTICULAR SERVICES) AND THE PRICE THEREOF IS INCLUDED IN CORVIS' PRICE FOR SERVICES:

     (A)  PROTECTION OF EQUIPMENT AND BUILDINGS. CORVIS SHALL PROVIDE PROTECTION
          -------------------------------------
FOR QWEST'S EQUIPMENT AND BUILDINGS DURING THE PERFORMANCE OF THE SERVICES IN ACCORDANCE WITH CORVIS' STANDARD PRACTICES, BUT IN ANY EVENT USING NOT LESS THAN REASONABLE CARE.

     (B)  METHOD OF PROCEDURE.  CORVIS SHALL PREPARE A DETAILED METHOD OF
          -------------------
PROCEDURE ("MOP") BEFORE STARTING WORK ON LIVE EQUIPMENT. QWEST SHALL REVIEW THE MOP AND ANY REQUESTED CHANGES SHALL BE NEGOTIATED. QWEST SHALL GIVE CORVIS WRITTEN ACCEPTANCE OF THE FINAL MOP PRIOR TO START OF THIS WORK.

     (C)  POWER CIRCUIT.  CORVIS SHALL INSTALL POWER CONDUIT AND WIRE AS
          -------------
DESCRIBED IN QWEST'S JOB REQUIREMENTS.

     (D)  FRAME AND AISLE LIGHTING. CORVIS SHALL INSTALL CONDUIT, WIRE, FIXTURES
          ------------------------
AND OTHER NECESSARY MATERIAL FOR FRAME AND AISLE LIGHTING AS DESCRIBED IN QWEST'S JOB REQUIREMENTS.

     (E)  LIMITED DISRUPTION.  THE PARTIES WILL MUTUALLY AGREE ON A SCHEDULE FOR
          ------------------
INSTALLATION. CORVIS SHALL NOT CAUSE A DISRUPTION TO QWEST OPERATIONS DURING THE INSTALLATION

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

PROCESS. CORVIS SHALL PROVIDE AT LEAST FIVE (5) DAYS ADVANCE WRITTEN NOTICE TO QWEST OF A NECESSARY DISRUPTION, SUCH NOTICE CONTAINING A REASONABLE DESCRIPTION OF SAID DISRUPTION TO ASSIST QWEST'S EFFORTS TO EFFECT A REASONABLE, RELIABLE AND ECONOMICAL SUBSTITUTE FOR THE DISRUPTED OPERATIONS.

     1.3  ITEMS TO BE PROVIDED BY CORVIS AT QWEST'S REQUEST.  THE FOLLOWING
          -------------------------------------------------
ITEMS MAY BE FURNISHED BY CORVIS IF REQUESTED BY QWEST, BUT QWEST WILL BE BILLED AND SHALL PAY FOR THEM IN ADDITION TO CORVIS' STANDARD OR FIRM QUOTED PRICE FOR SERVICES.

     (A)  PROTECTION OF BUILDINGS AND EQUIPMENT.  CORVIS MAY PROVIDE PROTECTION
          -------------------------------------
OF BUILDINGS AND EQUIPMENT IN ACCORDANCE WITH SPECIAL PRACTICES OF QWEST DIFFERING FROM CORVIS' STANDARD PRACTICES.

     (B)  READJUSTING APPARATUS.  CORVIS MAY PROVIDE READJUSTMENT (IN EXCESS OF
          ---------------------
THAT NORMALLY REQUIRED ON NEW APPARATUS) OF APPARATUS ASSOCIATED WITH RELOCATED OR REWIRED CIRCUITS.

     (C)  HANDLING, PACKING, TRANSPORTATION AND DISPOSITION OF REMOVED AND
          ----------------------------------------------------------------
SURPLUS QWEST EQUIPMENT.  CORVIS MAY PACK, TRANSPORT, AND DISPOSE OF SURPLUS AND
-----------------------
REMOVED QWEST EQUIPMENT AS AGREED BY THE PARTIES.

     (D)  PREMIUM TIME ALLOWANCES AND NIGHT SHIFT BONUSES.  CORVIS MAY HAVE ITS
          -----------------------------------------------
SERVICES PERSONNEL WORK PREMIUM TIME AND NIGHT SHIFTS TO THE EXTENT THAT CORVIS MAY DEEM SUCH TO BE NECESSARY TO EFFECT THE REQUIRED COORDINATION OF INSTALLING
AND TESTING OPERATIONS OR OTHER SERVICES BECAUSE OF QWEST'S REQUIREMENTS.   ANY
ADDITIONAL COST FOR PREMIUM TIME AND NIGHT SHIFTS MUST BE APPROVED IN ADVANCE BY QWEST.

     (E)  EMERGENCY LIGHTING SYSTEM.  CORVIS MAY PROVIDE NEW EMERGENCY LIGHTING
          -------------------------
SYSTEM (OTHER THAN THE ORIGINAL CEILING MOUNTED STUMBLE LIGHTING) TO SATISFY ILLUMINATION AND SAFETY NEEDS OF PRODUCTS OF CERTAIN HEIGHTS.

ARTICLE 3. CUSTOMER RESPONSIBILITIES; CUSTOMER DELAYS.

Qwest shall: (a) provide Corvis, in a timely fashion, with all information reasonably required for the performance of the Services by Corvis hereunder; (b) cooperate reasonably with Corvis in the providing of the Services; (c) provide adequate resources in accordance with this Agreement; (d) timely participate in meetings and make its personnel readily available for such meetings; (e) assign personnel with relevant training and experience to work with Corvis' personnel as part of each project team; and (f) where Services are to be performed by Corvis, Qwest shall be responsible for insuring that the premises where the work is to be performed are accessible to Corvis and ready and

 Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omission.

suitable for the Services to be performed in accordance with Corvis' site-preparation conditions. Corvis' representative shall have the right to inspect the site prior to Services start date. Should Qwest fail to comply with the site-preparation within [*] days after Corvis provides Qwest notice, Corvis may perform such work or furnish such items and charge Qwest for them in addition to the prices otherwise charged by Corvis for such Services. In addition, Qwest shall, at no charge to Corvis, provide Corvis with such electrical and environmental conditions, technical information, data, technical support or assistance as may reasonably be required by Corvis to fulfill its obligations under this Agreement, any subordinate agreement or order. To the extent Corvis requires any item or assistance from Qwest, including without limitation, data, access, information, documentation, equipment or input of any kind from Qwest in order for Corvis to perform the Services, Corvis shall notify Qwest if such item or assistance is not forthcoming. Absent such notice to Qwest, all such items or assistance actually provided to Corvis shall be presumed to have been timely provided. If Qwest delays or fails to provide the required conditions, technical information, data, support or assistance, Corvis shall be discharged from any such obligation. If such delay or failure by Qwest lasts for [*] days or more, Corvis shall be entitled to terminate the affected Purchase Order by giving written notice to Qwest, such termination to be effective on the date indicated in said notice.

ARTICLE 4. WORK OR SERVICES PERFORMED BY OTHERS.

Qwest is responsible for ensuring that any work or services performed at the site by Qwest or its other vendors or contractors shall not interfere with Corvis' performance of Services. Corvis agrees to reasonably cooperate and not interfere with the performance of services by Qwest or its other vendors and contractors. Corvis shall have no responsibility or liability with respect to such work or services performed by others. If Qwest or its other vendors or contractors fail to timely complete the site readiness or if Qwest's or its other vendors' or contractors' work interferes with Corvis' performance, and Corvis notifies Qwest of such failures or interference, the scheduled completion date of Corvis' Services under this Agreement shall be extended as necessary to compensate for such delay or interference.

ARTICLE 5. CHANGES TO SERVICES.

5.1 Changes to the scope of Services must be made in writing and signed by both parties, and Corvis will have no obligation to commence work in connection with any changes until the fee and/or other impact(s) of the change is agreed to by the parties in writing. Additional resources required by Corvis to provide Services set forth in the Change Order and will be charged to Qwest at Corvis' then standard rates as described in the Change Order.

5.2 The parties acknowledge and agree that if (a) there is a material change to information which Qwest has supplied to Corvis, (b) Qwest fails in any material respect to perform any of its responsibilities under this Agreement and does not cure such failure within in sufficient time for Corvis to perform its responsibilities in accordance with its

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

work schedule, (c) an unanticipated event occurs that materially affects Qwest's service needs or requirements or the manner in which Qwest requires Corvis to provide the Services, (d) Qwest directs Corvis to provide services in an order of priority that could reasonably be expected to have an adverse impact on the planned provision of the Services, (e) there is a defect in any third party hardware, software or other product or not provided by Corvis, or (f) a force majeure event occurs (each, an "Adjustment Event"), Corvis will inform Qwest as to its estimates of the impact of the Adjustment Event on the fees, expenses, schedule and/or other material provisions of this Agreement. In such event, the parties shall seek to establish mutually agreeable alternative arrangements and to make any appropriate adjustments to their respective obligations under this Agreement, including the fees and expenses payable to Corvis, if any, through the execution of a Change Order, as described below. Subject to the foregoing, nothing contained in this paragraph shall serve to reduce the parties rights under Article 7 of the Agreement.

5.3 In addition to the impact on the fees, expenses, schedule and/or other material provisions of this Agreement, as applicable, caused by circumstances constituting an Adjustment Event, Qwest may from time to time during the term of this Agreement request Corvis to implement an addition, deletion or other change to the Services (each, a "Change").

5.4 Change Orders. Upon the occurrence of an Adjustment Event or receipt of a written request for a Change, Corvis shall provide Qwest with a proposed change order (each, a "Proposed Change Order") which shall include: (i) a written description of the changes to the Services that Corvis anticipates in connection with such Adjustment Event or Change; (ii) the impact of such change on the overall schedule for completing the Services; (iii) the impact to the fee for the Services; (iv) when appropriate, a description of any additional personnel and other resources required of Qwest to permit Corvis to perform the Services if such change is made; and (v) any modification of any provisions herein.

A Proposed Change Order shall become a "Change Order" when the parties have agreed upon the content of the Proposed Change Order and each of them has executed a copy of the Proposed Change Order. Change Orders may be executed in counterparts, and may be amended only through an additional Change Order. Each Change Order shall be deemed an amendment to this Agreement or Change Order, as applicable. Proposed Change Orders shall have no effect whatsoever. Corvis shall not be liable for any delays resulting from Qwest's rejection of, or delay in approving, a Proposed Change Order relating to an Adjustment Event or Change. Corvis may from time to time identify events, conditions or circumstances that it considers to be an Adjustment Event or Change and may require that the parties enter into a Change Order before proceeding with the Services.

 Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

                                ATTACHMENT 8.1


The following is the warranty repair service provided by Corvis:

Repair and Return - Basic

     Corvis will supply replacement components for Products that have failed. The customer is responsible for first calling Corvis Customer Repair and getting a Return Material Authorization number. The customer is responsible for sending the faulty component to the Corvis designated location along with the assigned RMA# for that module/component. Qwest is responsible for packing material, shipping enclosure and all necessary documentation to facilitate the return of the defective component to Corvis. Requests for Basic Repair and Return on replacement module/components received by Corvis by 3:00 p.m. will be generally processed and sent back to customer within [*] or receiving the faulty module/component. Requests made after 3:00 p.m. Eastern Time or on weekends or Corvis holidays will be process the next business day.

Corvis will provide a description of its maintenance, training and support services for the OC-192 Product when Corvis provides Qwest with the pricing for such Product.

 Confidential materials omitted and filed separately with the Securities and
               Exchange Comission. Asterisks denote omissions.

                                ATTACHMENT 9.1

                         Third Party Software Licenses

--------------------------------------------------------------------------------
                        Item                           Version
--------------------------------------------------------------------------------
SNMP (v1)  (AdventNet)                                 2.0
--------------------------------------------------------------------------------
Solstice Enterprise Manager                            3.0
--------------------------------------------------------------------------------
Solstice OSI 8.1.1 Comm. Platform                      8.1.1
--------------------------------------------------------------------------------
JRE/JVM                                                1.1.7b and 1.1.8
--------------------------------------------------------------------------------

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

                                ATTACHMENT 9.6

                               Escrow Agreement


                     Account Number ______________________


This Agreement is effective _________________, 2000 ("Effective Date") among [*] ("Escrow Agent"), Corvis Corporation ("Depositor") and Qwest Communications Corporation ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

A. Depositor and Preferred Beneficiary have entered into a Procurement Agreement dated ________________, 2000 regarding certain proprietary technology of Depositor (referred to in this Agreement as the "Procurement Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with Escrow Agent to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Procurement Agreement pursuant to 11 United States Bankruptcy Code, Section 365(n).


ARTICLE 1  --  DEPOSITS

1.1  Obligation to Make Deposit.  Within thirty (30) days following successful
     --------------------------
completion of the Field Trial (as defined in the Procurement Agreement), Depositor will deliver to Escrow Agent the proprietary technology and other materials ("Deposit Materials") identified on Exhibit A attached hereto.
Exhibit A will be prepared and signed by Depositor and Preferred Beneficiary. Escrow Agent will have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2  Identification of Tangible Media.  Prior to the delivery of the Deposit
     --------------------------------
Materials to Escrow Agent, Depositor will conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor will complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to Escrow Agent with the Deposit Materials. Unless and until Depositor makes the initial deposit with Escrow Agent, Escrow Agent will have no obligation

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3  Deposit Inspection.  When Escrow Agent receives the Deposit Materials and
     ------------------
the Exhibit B, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4  Acceptance of Deposit.   At completion of the deposit inspection, if Escrow
     ---------------------
Agent determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, Escrow Agent will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If Escrow Agent determines that the labeling does not match the item descriptions or quantity on the Exhibit B, Escrow Agent will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Depositor and Preferred Beneficiary. Escrow Agent's acceptance of the deposit occurs upon the signing of the Exhibit B by Escrow Agent. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by Escrow Agent. If Escrow Agent notes a discrepancy, Depositor shall promptly act to correct such discrepancy and have Escrow Agent issue a revised Exhibit B which contains no exceptions.

1.5  Depositor's Representations.  Depositor represents as follows:
     ---------------------------

     s. Depositor lawfully possesses all of the Deposit Materials deposited with Escrow Agent;

     b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to Escrow Agent and Preferred Beneficiary the rights as provided in this Agreement;

     c. The Deposit Materials are not subject to any lien or other encumbrance;

     d. The Deposit Materials consist of the proprietary technology and other materials identified in Exhibit A; and

     e. The Deposit Materials are readable and useable in their current form or, if the Deposit Materials are encrypted, the decryption tools and decryption keys have also been deposited.

1.6  Verification.  Preferred Beneficiary will have the right, at Preferred
     ------------
Beneficiary's expense, to cause a verification of any Deposit Materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to Escrow Agent, then only Escrow Agent, or at Escrow Agent's election an independent person or company selected and supervised by Escrow Agent, may perform the verification.

1.7  Deposit Updates.  Unless otherwise provided by the Procurement Agreement,
     ---------------
Depositor will update the Deposit Materials within 60 days after each release of a new version of the

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

product that is subject to the Procurement Agreement. Such updates will be added to the existing deposit. All deposit updates will be listed on a new Exhibit B and each new Exhibit B will be signed by Depositor and Escrow Agent and delivered to Preferred Beneficiary. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates will be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials will include the initial Deposit Materials and any updates.

1.8  Removal of Deposit Materials.  The Deposit Materials may be removed and/or
     ----------------------------
exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.


ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1  Confidentiality.  Escrow Agent will maintain the Deposit Materials in a
     ---------------
secure, environmentally safe, locked facility which is accessible only to authorized representatives of Escrow Agent. Escrow Agent will have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, Escrow Agent will not disclose, transfer, make available, or use the Deposit Materials. Escrow Agent will not disclose the content of this Agreement to any third party. If Escrow Agent receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, Escrow Agent will immediately notify the parties to this Agreement. It will be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order, provided, however, that Escrow Agent does not waive its rights to present its position with respect to any such order. Escrow Agent will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.) Notwithstanding the foregoing, in the event that Escrow Agent receives any subpoena or order initiated by a party and which is not issued pursuant to the procedure detailed in Section 7.3, Escrow Agent will not comply with such order without first notifying the parties and permitting the Depositor the opportunity to challenge such order or to seek to have such order narrowed in a manner acceptable to the Depositor, as owner of the proprietary information embodied on the Deposit Materials.

2.2  Status Reports.  Escrow Agent will issue to Depositor and Preferred
     --------------
Beneficiary a report profiling the account history at least semi-annually. Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3  Audit Rights.  During the term of this Agreement, Depositor and Preferred
     ------------
Beneficiary will each have the right to inspect the written records of Escrow Agent pertaining to this Agreement. Any inspection will be held during normal business hours and following reasonable prior notice.


ARTICLE 3  --  GRANT OF RIGHTS TO ESCROW AGENT

3.1  Title to Media.  Depositor hereby transfers to Escrow Agent the title to
     --------------
the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

media including any copyright, trade secret, patent or other intellectual property rights. Title to all such intellectual property will at all times remain vested in Depositor.

3.2  Right to Make Copies.  Escrow Agent will have the right to make copies of
     --------------------
the Deposit Materials as reasonably necessary to perform its obligations under this Agreement. Escrow Agent will copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by Escrow Agent. With all Deposit Materials submitted to Escrow Agent, Depositor will provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3  Right to Transfer Upon Release. Depositor hereby grants to Escrow Agent a
     ------------------------------
non-exclusive, non-transferable, perpetual and royalty-free license to sublicense the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with
Section 4.5. Except upon such a release or as otherwise provided in this Agreement, Escrow Agent will not sublicense or otherwise transfer the Deposit Materials or permit Preferred Beneficiary to make use of the Deposit Materials. It is expressly understood and agreed that Escrow Agent is not authorized to enter into any sublicense or similar agreement with Preferred Beneficiary that alters the terms of this Section 3.3. In case of any conflict between the provisions of this Section 3.3 (or Section 4.5) and the provisions of the Procurement Agreement relating to the scope of the Preferred Beneficiary=s license upon release from escrow, the provisions of the Procurement Agreement will control.


ARTICLE 4  -- RELEASE OF DEPOSIT

4.1  Release Conditions.  As used in this Agreement, "Release Condition" will
     ------------------
mean the following:

     a. Depositor is in material breach of its support obligations, as described in the Maintenance and Support Services Agreement entered into pursuant to Article 16 of the Procurement Agreement or any other support obligations under the Procurement Agreement, that is not cured within the cure periods provided in the Procurement Agreement; or

     b. Either party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or an involuntary petition in bankruptcy is filed against such party which is not dismissed within sixty (60) days after the date such petition is filed, or suffers or permits the appointment of a receiver for its business, or its assets become subject to any proceeding under a bankruptcy or insolvency law, domestic or foreign, or has liquidated its business

4.2  Request for Release.   If Preferred Beneficiary believes in good faith that
     -------------------
a release condition has occurred, Preferred Beneficiary may provide Escrow Agent written notice that a Release Condition and a request for release of the Deposit Materials. The request will include instructions to Escrow Agent for accomplishing the release, and a description in full detail of the release condition that Preferred Beneficiary believes occurred. Escrow Agent will immediately send the notice to Depositor by overnight carrier.

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

4.3  Release by Escrow Agent.  Escrow Agent will 10 days after Depositor's
     -----------------------
receipt of the notice of request for release, release the Deposit Materials to Preferred Beneficiary pursuant to the instructions included in the request for release, unless Depositor disputes that a release condition has occurred and demands that Escrow Agent submit a notice of dispute to the American Arbitration Association as provided for in Section 7.3. Subject to section 5.2, Escrow Agent will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions or (c) order of a court.

4.4  Release of Deposit. If Escrow Agent does not receive notice that Depositor
     ------------------
disputes the condition of release and demand for submission to arbitration then Escrow Agent is authorized to release the Deposit materials to the Preferred Beneficiary or if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, Escrow Agent is entitled to receive any fees due Escrow Agent before making the release. Any copying expense in excess of $300 will be chargeable to the Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by Escrow Agent. In the event that Escrow Agent does receive notice that Depositor disputes the release condition and demands arbitration and subsequently receives (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court, Escrow Agent will release a copy of the Deposit Materials to the Preferred Beneficiary in accordance with such joint instructions from Depositor and Preferred Beneficiary; resolution pursuant to the Dispute Resolution provisions; or court order. The provisions of the second, third and fourth sentences of this Section 4.4 will apply to any such release.

4.5  Right to Use Following Release.  Unless otherwise provided in the
     ------------------------------
Procurement Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary will have the non-exclusive, non-transferable, right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the Procurement Agreement. Preferred Beneficiary will be obligated to maintain the strict confidentiality of the released Deposit Materials, including maintaining such Deposit Materials in a single, access restricted, and locked location.
Preferred Beneficiary will provide access to the released Deposit Materials to only those of its personnel who require such access for supporting Qwest's use of the Products sold or licensed to Qwest under the Procurement Agreement and Qwest will maintain a written list of such personnel. Without limiting the foregoing, the Deposit Materials will also be protected as Corvis' Proprietary Materials under Article 15 of the Procurement Agreement. Receipt by Preferred Beneficiary of the Deposit Materials pursuant to this Article 4 does not in any way convey title or ownership of the Depositor products or the intellectual property rights embodied in the products. Preferred Beneficiary may subcontract to third parties maintenance and support work permitted under this Section 4.5; provided all such third parties enter into a written agreement containing terms equivalent to those contained in the Procurement Agreement regarding Depositor's confidential information and preservation of Depositor's proprietary rights. Preferred Beneficiary will upon request of Corvis, provide to Corvis signed copies of all such agreements to Depositor before providing any such party with access to the Depositor.

4.6 Preferred Beneficiary will place all Deposit Materials (including all copies and extracts thereof) in another escrow under terms similar to this Agreement if and when Preferred Beneficiary determines, in its sole and absolute discretion, that Depositor is able and willing to

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

resume performance of its support obligations, as described in the Maintenance and Support Services and Other Services pursuant to Article 19 of the Procurement Agreement.


ARTICLE 5  --  TERM AND TERMINATION

5.1  Term of Agreement.  The initial term of this Agreement is for a period of
     -----------------
one year. Thereafter, this Agreement will automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct Escrow Agent in writing that the Agreement is terminated; or (b) the Agreement is terminated by Escrow Agent for nonpayment in accordance with Section 5.2. If the Deposit Materials are subject to another escrow agreement with Escrow Agent, Escrow Agent reserves the right upon written notice to Depositor and Preferred Beneficiary, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2  Termination for Nonpayment.  In the event of the nonpayment of fees owed to
     --------------------------
Escrow Agent, Escrow Agent will provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement will have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent will have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. Escrow Agent will have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

5.3  Disposition of Deposit Materials Upon Termination. Upon termination of this
     -------------------------------------------------
Agreement, Escrow Agent will destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. Escrow Agent will have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Escrow Agent.

5.4  Survival of Terms Following Termination.  Upon termination of this
     ---------------------------------------
Agreement, the following provisions of this Agreement will survive:

     a.  Depositor's Representations (Section 1.5);

     b. The obligations of Escrow Agent and Preferred Beneficiary to maintain confidentiality with respect to the Deposit Materials;

     c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has been made using the procedure described in Article 4 prior to termination;

     d.  The obligation to pay Escrow Agent any fees and expenses due; and

     e.   The provisions of Sections 7.1 and 7.2.

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

ARTICLE 6  --  ESCROW'S FEES

6.1  Fee Schedule.  Escrow Agent is entitled to be paid its standard fees and
     ------------
expenses applicable to the services provided. Said fees shall be paid by Depositor. Escrow Agent will notify Depositor for payment of Escrow Agent's fees at least 90 days prior to any increase in fees. For any service not listed on Escrow Agent 's standard fee schedule, Escrow Agent will provide a quote prior to rendering the service, if requested.

6.2  Payment Terms. Escrow Agent will not be required to perform any service
     -------------
unless the payment for such service and any outstanding balances owed to Escrow Agent are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, Escrow Agent may terminate this Agreement in accordance with Section
5.2. Late fees on past due amounts will accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.


ARTICLE 7  --  LIABILITY AND DISPUTES

7.1  Right to Rely on Instructions. Escrow Agent may act in reliance upon any
     -----------------------------
instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine. Escrow Agent may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Escrow Agent will not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

7.2  Indemnification. Escrow Agent will be responsible to perform its
     ---------------
obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided Escrow Agent has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Escrow Agent relating in any way to this escrow arrangement. In no event shall any party be responsible for any special, consequential, incidental or indirect losses suffered by any other party.

7.3  Dispute Resolution.  (a) Any dispute relating to or arising from this
     ------------------
Agreement will be resolved by arbitration under the Commercial Arbitration Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Boston, Massachusetts, U.S.A. Depositor and Preferred Beneficiary will submit any dispute relating to the release of Deposit Materials to the jurisdiction of a board of arbitrators (the "Board") sitting in Boston, Massachusetts for resolution and will so notify Escrow Agent. The Board will be selected within thirty (30) days from the date of the filing of the notice of a dispute by Escrow Agent under Section 4.3 (or other location or time mutually agreeable to Depositor and Preferred Beneficiary). The Board will comprise three (3) members, one selected by Depositor, one selected by Preferred Beneficiary and the third chosen by the two members so selected, or if they cannot agree, by the American Arbitration Association. The sole question before the Board will be whether or not Depositor or Preferred Beneficiary is entitled to have the Deposit Materials released from escrow. The Board will have no authority to order a modification or amendment of this Agreement or the Procurement Agreement. The decision of the Board will be forthwith delivered to Escrow Agent, Depositor and Preferred Beneficiary, will be final and binding on Depositor and Preferred Beneficiary, and judgment thereon may be
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               Exchange Commission. Asterisks denote omissions.

entered in any court of competent jurisdiction. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address. The dispute resolution procedures outlined above may be followed for any other dispute arising out of this Agreement, but the timetables established above will be adjusted by agreement of the effected parties to account for the event that triggers the desire of any party to seek arbitration. The limitations on the authority of the Board enumerated above will apply to any arbitration pursued under this Agreement.

     (b) All fees charged by the Board will be paid by the nonprevailing party to the arbitration. Each of Depositor and Preferred Beneficiary, however, will be responsible for payment of all fees and expenses connected with the presentation of its respective case, except that the Board may award such reasonable fees and expenses of presentation, including counsel fees, to the prevailing party in the event that the Board determines that the contentions of the nonprevailing party were made in bad faith or without reasonable justification.

7.4  Controlling Law.  This Agreement is to be governed and construed in
     ---------------
accordance with the laws of the State of New York, without regard to its conflict of law provisions.

7.5  Notice of Requested Order.  If any party intends to obtain an order from
     -------------------------
the arbitrator or any court of competent jurisdiction that may direct Escrow Agent to take, or refrain from taking any action, that party will:

     a. Give Escrow Agent at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to Escrow Agent's obligation, Escrow Agent be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that Escrow Agent not be required to deliver the original (as opposed to a copy) of the Deposit Materials if Escrow Agent may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8  --  GENERAL PROVISIONS

8.1  Entire Agreement.  This Agreement, which includes the Exhibits described
     ----------------
herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. Escrow Agent is not a party to the Procurement Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Procurement Agreement. Escrow Agent's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement will be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by Escrow Agent, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2  Notices.  All notices, invoices, payments, deposits and other documents and
     -------
communications will be given to the parties at the addresses specified in the attached Exhibit C. It will be the responsibility of the parties to notify each other as provided in this Section in the
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               Exchange Commission. Asterisks denote omissions.

event of a change of address. The parties will have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3  Severability.  In the event any provision of this Agreement is found to be
     ------------
invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability will affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question will be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4  Successors.  This Agreement will be binding upon and will inure to the
     ----------
benefit of the successors and assigns of the parties. However, Escrow Agent will have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless Escrow Agent receives clear, authoritative and conclusive written evidence of the change of parties.

8.5  Regulations. Depositor and Preferred Beneficiary are responsible for and
     -----------
warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

8.6  Conflict of Interest.  Escrow Agent will not pay any commissions, fees or
     --------------------
rebates of significant value to any employees of Depositor or Preferred Beneficiary, nor favor any employee of Depositor or Preferred Beneficiary with gifts or entertainment of significant value. If Depositor or Preferred Beneficiary has reasonable cause to believe that this provision has been violated, Escrow Agent agrees to cooperate with Depositor or Preferred Beneficiary in its investigation.

__________________________________        Qwest Communications Corporation
Depositor                                 Preferred Beneficiary

By: ______________________________        By: ________________________________

Name:_____________________________        Name:_______________________________

Title:____________________________        Title:______________________________

Date:_____________________________        Date:_______________________________

                      ___________________________________

                      By:________________________________

                      Name:______________________________

                      Title:_____________________________

  Confidential materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

                    Date:__________________________________

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               Exchange Commission. Asterisks denote omissions.

                                ATTACHMENT 13.1
                                Warranty Period

The Warranty Period shall be [*] years.